Exhibit 10.1

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

STOCKHOLDERS AGREEMENT

among

NALPROPION PHARMACEUTICALS, INC.

and

the Stockholders named herein

dated as of

July 27, 2018

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Stockholders Agreement

This Stockholders Agreement (as amended, modified, supplemented or restated from time to time, this “Agreement”), dated as of July 27, 2018, is entered into by and among Nalpropion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), 1992 MSF International Ltd., 1992 Tactical Credit Master Fund, L.P., 1992 Master Fund Co-Invest SPC3 (collectively with 1992 MSF International Ltd. and 1992 Tactical Credit Master Fund, L.P., and each of their respective Permitted Transferees, the “1992 Funds”), Whitebox Caja Blanca Fund, LP, Whitebox Multi-Strategy Partners, L.P., Whitebox Asymmetric Partners, L.P. (collectively with Whitebox Caja Blanca Fund, LP and Whitebox Multi-Strategy Partners, L.P., and each of their respective Permitted Transferees, the “Whitebox Funds”), Pernix Ireland Pain Designated Activity Company (together with its Permitted Transferees, “Pernix”) and each other Person who after the date hereof acquires securities of the Company and agrees to become a party to, and bound by, this Agreement. The 1992 Funds, the Whitebox Funds, Pernix, and each other Person who after the date hereof acquires securities of the Company and agrees to become a party to, and bound by, this Agreement, in accordance with its terms and their respective Permitted Transferees, are each referred to herein as a “Stockholder” and, collectively, the “Stockholders”.

RECITALS

WHEREAS, the Company and the Stockholders desire to enter into this Agreement to set forth their understanding and agreement as to the shares of capital stock and other securities of the Company held by the Stockholders, including all matters relating to the funding, activities and management of the Company and ownership and transfer of such shares of capital stock and other securities of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01    Definitions. When used in this Agreement with initial capital letters, the following terms have the meanings specified or referred to in this Section 1.01:

“1992 Funds” has the meaning set forth in the Preamble.

“ABL Facility Debt” has the meaning set forth in the Credit Agreement.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person, at any time during the period for which the determination of affiliation is being made. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.  Notwithstanding the foregoing, (i) neither the Company nor any of the Company Subsidiaries shall be deemed to be an Affiliate of the Stockholders and (ii) a Person who is a director of one or more portfolio companies which are Affiliates of the 1992 Funds or the Whitebox Funds shall not be deemed an Affiliate of the 1992 Funds or the Whitebox Funds, as applicable, solely as a result of such directorship.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Applicable ROFR Rightholder Exercise Notice” has the meaning set forth in Section 4.03(d)(ii).

“Applicable ROFR Rightholder Option Period” has the meaning set forth in Section 4.03(d)(ii).

“Applicable ROFR Rightholders” has the meaning set forth in Section 4.03(a).

“beneficial owner” has the meaning given to such term under Rule 13d-3 under the Exchange Act). The term “beneficial ownership” and “beneficially owns” shall have correlative meanings.

“Board” has the meaning set forth in Section 2.01(a)(i).

“Budget” has the meaning set forth in Section 5.03(d).

“Business” has the meaning set forth in the Services Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

“Capital Stock” means the Common Stock and any other class or series of capital stock or other equity securities of the Company, whether authorized as of or after the date hereof.

“CEO” has the meaning set forth in Section 2.01(a)(i)(B).

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as filed on July 27, 2018 with the Secretary of State of the State of Delaware and as amended, modified, supplemented or restated from time to time.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Change in Control” means: (a) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions of all or substantially all of the consolidated assets of the Company and the Company Subsidiaries; (b) an event or series of events, the result of which is that (i) any Person or group of Persons (other than Pernix, the 1992 Funds or the Whitebox Funds) acquires or otherwise becomes the beneficial owner of more than fifty percent (50%) of the Capital Stock or (ii) the 1992 Funds cease to hold collectively at least 50.1% of the Capital Stock (other than as a result of Pernix exercising its rights under Section 4.07); or (c) a merger, consolidation or similar transaction in which (i) the Company is a constituent party or (ii) a Company Subsidiary is a constituent party where, immediately after the consummation of the transaction, Pernix, the 1992 Funds and the Whitebox Funds own, directly or indirectly, less than fifty percent (50%) of the then outstanding voting securities having the power to elect the Board (or other governing body) of the ultimate parent entity resulting from such transaction.  For purposes of the preceding sentence, beneficial ownership shall include an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, either directly or through one or more subsidiary corporations or other business entities.

“Closing Date” means July 27, 2018.

“Common Stock” means shares of Common Stock of the Company, $0.001 par value per share.

“Company” has the meaning set forth in the Preamble.

“Company Opportunity” has the meaning set forth in Section 5.01(a).

“Company Competitor” means any Person, other than a Stockholder, engaged, directly or indirectly, in whole or in part, in the same or similar business as the Company, including those engaged in the Business.

“Company Securities” means, at any time, the issued and outstanding Capital Stock at such time, and the Debt Commitments funded or committed at such time.

“Company Subsidiary” means a Subsidiary of the Company.

“Confidential Information” has the meaning set forth in Section 5.02(a).

“Credit Agreement” means that certain Credit Agreement, entered into as of July 27, 2018, by and among the lenders identified on the signature pages thereof, Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent for each member of the Lender Group (as defined in the Credit Agreement), the Company, as Borrower, and the Guarantors (as defined in the Credit Agreement) from time to time party hereto, and the other Subsidiaries of the Company from time to time party thereto.

“Debt Commitments” means the Loans under the Credit Agreement and any additional loans or debt securities funded to the Company from and after the Closing date by a Stockholder.  For purposes of this Agreement, the term “Closing Debt Commitments” means the Loans, in the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

aggregate principal amount equal to $45,833,500 funded or committed by Pernix, the 1992 Funds and the Whitebox Funds to the Company as of the Closing Date under the Credit Agreement.

“Delaware Act” means the General Corporation Law of the State of Delaware, Title 8, Chapter 1, and any successor statute, as it may be amended from time to time.

“Director” has the meaning set forth in Section 2.01(a)(i).

“Dispute” has the meaning set forth in Section 8.13.

“Disqualification Event” has the meaning set forth in Section 2.02(e).

“Disqualified Designee” has the meaning set forth in Section 2.02(e).

“Distributions” means, with respect to any Stockholder, (i) any dividends or distributions paid on such Stockholder’s shares of Capital Stock, (ii) any repayments to such Stockholders of the principal amount of the Debt Commitments and (iii) any proceeds received in connection with the repurchase of any Equity Commitments.

“Drag-along Notice” has the meaning set forth in Section 4.05(c).

“Drag-along Sale” has the meaning set forth in Section 4.05(a).

“Drag-along Stockholder” has the meaning set forth in Section 4.05(a).

“Dragging Stockholder” has the meaning set forth in Section 4.05(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Equity Commitment” has the meaning set forth under the definition of “Invested Amount”.

“Excluded Issuance” means: (a) a grant of Capital Stock to any existing or prospective Directors, officers or other employees, consultants or service providers of the Company or any Company Subsidiary pursuant to any equity based incentive plans  or other compensation agreement approved by the Board; (b) the issuance of Capital Stock to a Person as consideration in any bona fide acquisition (including via a merger, consolidation or other business combination) by the Company or any Company Subsidiary of any equity interests, assets, properties or business of such Person; (c) the commencement of any Public Offering; (d) any subdivision of Capital Stock (by a split of Capital Stock or otherwise), payment of stock dividend pro rata, reclassification, reorganization or any similar recapitalization; (e) the issuance of Capital Stock to a Person as consideration in the formation of a bona fide joint venture, strategic alliance or other commercial relationship with such Person (including such Persons that are customers, suppliers and strategic partners of the Company or any Company Subsidiary) relating to the operation of the Company’s or any Company Subsidiary’s business and not for the primary purpose of raising equity capital; or (f) the issuance of Capital Stock to a lessor or a vendor in connection with an office lease or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

equipment lease or similar equipment financing transaction in which the Company or any Company Subsidiary obtains from such lessor or vendor the use of such office space or equipment for its business.

“Exercising Applicable ROFR Rightholder” has the meaning set forth in Section 4.03(d)(iiii).

“Exercising Applicable ROFR Rightholder Exercise Notice” has the meaning set forth in Section 4.03(d)(iii).

“Exercising Applicable ROFR Rightholder Notice” has the meaning set forth in Section 4.03(d)(iii).

“Exercising Applicable ROFR Rightholder Option Period” has the meaning set forth in Section 4.03(d)(iii).

“Expenditure” means any payments or other financial commitments to a third party made by or on behalf of the Company or any Subsidiary.

“Fair Market Value” of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction, as determined in good faith by the Board based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant.

“Family Members” has the meaning set forth in Section 4.02(b).

“First Purchase Option Purchase Price” means, for any Company Securities Transferred pursuant to Section 4.06(a) as of any particular time, an amount equal to (a) the Purchase Percentage, multiplied by (b) an amount equal to (i) the Invested Amount, multiplied by (ii) [***], minus (iii) the total amount of Distributions to the Stockholders as of such time, plus (iv) the total amount of accrued and unpaid interest on the Debt Commitments.

“Fiscal Year” means the calendar year, unless the Company is required to have a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to its taxable year.

“Fully Electing Tag-Along Stockholder” has the meaning set forth in Section 4.04(d)(ii).

“Fully Exercising Stockholder” has the meaning set forth in Section 3.01(d).

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“HB Director” has the meaning set forth in Section 2.01(a)(i)(A).

“HB/WB Director” has the meaning set forth in Section 2.01(a)(i)(C).

“Independent Director” means a Person who is not: (1) an officer or employee of (a) the Company or (b) any Affiliate of the Company or (2) an Affiliate or an officer or employee of (w) any advisor to the Company under an advisory agreement, (x) any lessee or management company operating any property of the Company, (y) any Company Subsidiary, or (z) any Stockholder.

“Invested Amount” means, as of any particular time, the sum of: (i) each Stockholder’s total equity capital contribution to the Company at such time (the “Equity Commitment”), plus (ii) the total principal amount of the Debt Commitments funded by each Stockholder to the Company at such time, in each case inclusive of all capital contributions and Debt Commitments made from the Closing Date through such date, without deduction for any Distributions.

“Issuance Notice” has the meaning set forth in Section 3.01(b).

“Joinder Agreement” means the Joinder Agreement to this Agreement in form and substance attached hereto as Exhibit A.

“Loans” has the meaning set forth in the Credit Agreement.

“Mediation Request” has the meaning set forth in Section 8.13.

“New Securities” means any authorized but unissued shares of Capital Stock or any debt securities evidencing debt for borrowed money except for ABL Facility Debt.

“Offered Stock” has the meaning set forth in Section 4.03(a).

“Offering Stockholder” has the meaning set forth in Section 4.03(a).

“Officer” means those employees of the Company who have been specifically appointed by the Company Board, through formal resolutions, as officers of the Company or any of its Subsidiaries.

“Other Business” has the meaning set forth in Section 5.1(a).

“Over-allotment Exercise Period” has the meaning set forth in Section 3.01(d).

“Over-allotment Notice” has the meaning set forth in Section 3.01(d).

“Permitted Transfer” means a Transfer of Capital Stock carried out pursuant to Section 4.02.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Permitted Transferee” means a recipient of a Transfer made in accordance with Article IV of this Agreement.

“Pernix” has the meaning set forth in the Preamble.

“Pernix Director” has the meaning set forth in Section 2.01(a)(i)(B).

“Pernix Promote” has the meaning set forth in Section 5.05(a)(iii).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Pre-emptive Acceptance Notice” has the meaning set forth in Section 3.01(c).

“Pre-emptive Exercise Period” has the meaning set forth in Section 3.01(c).

“Pre-emptive Pro Rata Portion” means, for any Stockholder as of any particular time, a fraction determined by dividing (a) the number of shares of Capital Stock owned by such Stockholder immediately prior to such time by (b) the aggregate number of shares of Capital Stock owned by all of the Stockholders immediately prior to such time.

“Prospective Purchaser” has the meaning set forth in Section 3.01(b).

“Prospective Transferee” has the meaning set forth in Section 4.03(b).

“Public Offering” means any underwritten public offering pursuant to a registration statement filed in accordance with the Securities Act.

“Purchase Percentage” means, as of any particular time, the percentage equivalent of the following fraction, (i) the numerator of which is the number of shares of Capital Stock Transferred to Pernix as of such time pursuant to Section 4.07(a) or Section 4.07(b), as applicable, and (ii) the denominator of which is the total number of shares of Capital Stock issued and outstanding at such time.

“Related Agreements” has the meaning set forth in Section 8.06.

“Related Fund” means any Person (other than a natural person) that is administered, advised or managed by (a) a Stockholder, (b) an Affiliate of a Stockholder or (c) an entity or an Affiliate of an entity that administers, advises or manages a Stockholder.

“Remaining New Securities” has the meaning set forth in Section 3.01(d).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“ROFR Notice” has the meaning set forth in Section 4.03(c).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“ROFR Pro Rata Portion” means, for any Applicable ROFR Rightholder, a fraction determined by dividing (a) the number of shares of Capital Stock owned by such Applicable ROFR Rightholder immediately prior to such time by (b) the aggregate number of shares of Capital Stock owned by all of the Applicable ROFR Rightholders immediately prior to such time.

“Sale Proceeds” has the meaning set forth in Section 5.05(a).

“Second Purchase Option Purchase Price” means, for any Company Securities Transferred pursuant to Section 4.07(b) as of any particular time, an amount equal to (a) the Purchase Percentage, multiplied by (b) an amount equal to (i) the Invested Amount, multiplied by (ii) [***], minus (iii) the total amount of Distributions to the Stockholders as of such time, plus (iv) the total amount of accrued and unpaid interest on the Debt Commitments.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Selling Stockholder” means (a) during any time Pernix beneficially owns less than 49.9% of the Capital Stock, the 1992 Funds and/or the Whitebox Funds, as applicable, and (b) during any time Pernix beneficially owns 49.9% or more of the Capital Stock, Pernix.

“Services” has the meaning set forth in the Services Agreement.

“Services Agreement” means the Services Agreement dated as of the date hereof between the Company, and Pernix Therapeutics, LLC.

“Stockholder” has the meaning set forth in the Preamble.

“Stockholders Schedule” has the meaning set forth in Section 2.06.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Subsidiary Board” has the meaning set forth in Section 2.01(b).

“Tag-along Exercise Notice” has the meaning set forth in Section 4.04(d)(i).

“Tag-along Exercise Period” has the meaning set forth in Section 4.04(d)(i).

“Tag-along Notice” has the meaning set forth in Section 4.04(c).

“Tag-along Pro Rata Portion” means, for any Selling Stockholder or Tag-along Stockholder a fraction determined by dividing (a) the number of shares of Capital Stock owned by such Stockholder immediately prior to such time by (b) the number of shares of Capital Stock owned by the Selling Stockholder and all of the Tag-along Stockholders timely electing to participate in the applicable Tag-along Sale pursuant to Section 4.04(d)(i) immediately prior to such time.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Tag-along Sale” has the meaning set forth in Section 4.04(a).

“Tag-along Stock” has the meaning set forth in Section 4.04(a).

“Tag-along Stockholder” means (a) during any time Pernix beneficially owns less than 49.9% of the Capital Stock, Pernix, and (b) during any time Pernix beneficially owns 49.9% or more of the Capital Stock, the 1992 Funds and the Whitebox Funds.

“Transfer” means to, directly or indirectly (including pursuant to a derivative transaction or through the transfer of any equity interests in any direct or indirect company holding Company Securities (but excluding, with respect to Pernix, any transfers of any equity interests in Pernix Therapeutics Holdings, Inc.) or through the issuance and redemption by any such company of its securities), sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Company Securities owned by a Person or any interest (including a beneficial interest) in any Company Securities owned by a Person. “Transfer”, when used as a noun, shall have a correlative meaning.

“Transfer Offer” has the meaning set forth in Section 4.03(a).

“Transferee” means a recipient of, or proposed recipient of, a Transfer, including a Permitted Transferee or a Prospective Transferee.

“Trigger Event” has the meaning set forth in Section 5.05(a).

“Whitebox Funds” has the meaning set forth in the Preamble.

Section 1.02 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and Exhibits and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits and Schedules referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE II

MANAGEMENT

Section 2.01 Board Composition.

(a)Board Composition. Each Stockholder shall vote all voting securities owned by such Stockholder or over which such Stockholder has voting control, and shall take all other necessary or desirable actions within his, her or its control (including in his, her or its capacity as a stockholder, director, member of a board committee, officer of the Company or otherwise), and the Company shall take all necessary or desirable actions within its control, to ensure that:

(i)for so long as Pernix beneficially owns Company Securities, and during any time Pernix beneficially owns less than 49.9% of the Capital Stock, the number of directors constituting the board of directors of the Company (each a “Director” and, collectively, the “Board”) is fixed and remains at all times at three (3) Directors, consisting of:

(A)one (1) individual designated by the 1992 Funds (the “HB Director”), who shall initially be Jonathan Segal;

(B)one (1) individual designated by Pernix (the “Pernix Director”), who shall initially be John Sedor and who shall serve as the Company’s Chairman and Chief Executive Officer (“CEO”); and

(C)one (1) individual designated by the mutual agreement of the 1992 Funds and the Whitebox Funds (the “HB/WB Director”), who shall initially be Jake Mercer.

(ii)during any time Pernix beneficially owns 49.9% or more of the Capital Stock but less than 100%, the number of Directors constituting the Board is fixed and remains at all times at five (5) Directors, consisting of:

(A)two Pernix Directors, one of whom will serve as the Company’s Chairman and CEO;

(B)one HB Director;

(C)one HB/WB Director; and

(D)one (1) individual who is an Independent Director designated by the mutual agreement of the 1992 Funds, the Whitebox Funds and Pernix (the “Independent Director”).

The Stockholder or Stockholders entitled to designate a Director pursuant to this Section 2.01(a)(i) shall no longer be entitled to designate such Director if such Stockholder (together with its Permitted Transferees) ceases to hold at least fifty percent (50%) of the Company Securities

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

held by such Stockholder or Stockholders as of the Closing Date.  To the extent that any of clauses (A) through (C) of Section 2.01(a)(i) or clauses (A) through (D) of Section 2.01(a)(ii) above shall not be applicable, any Director who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Certificate of Incorporation of the Company.

(b)Subsidiary Board Composition. At all times, the composition of any board of directors of any Company Subsidiary (each, a “Subsidiary Board”) shall consist of at least three (3) Directors (subject to applicable law) and shall be as determined by the Board.  Initially, the Subsidiary Boards shall consist of four (4) Directors, who shall initially be John Sedor, Kenneth Piña, Angus Smith and Joseph Behan.

Section 2.02  Removal Resignation; Vacancies.

(a)Removal. An HB Director may be removed at any time as a Director (with or without cause) upon, and only upon, the written request of the 1992 Funds.  A Pernix Director may be removed at any time as a Director (with or without cause) upon, and only upon, the written request of Pernix.  An HB/WB Director may be removed at any time as a Director (with or without cause) upon, and only upon, the joint written request of the 1992 Funds and the Whitebox Funds.  An Independent Director may be removed at any time as a Director (with or without cause) upon, and only upon, the unanimous written request of the 1992 Funds, the Whitebox Funds and Pernix.  Each Stockholder shall vote all shares of Capital Stock owned by such Stockholder or over which such Stockholder has voting control, and shall take all other necessary or desirable actions within his, her or its control (including in his, her or its capacity as a stockholder, director, member of a board committee, officer of the Company or otherwise), and the Company shall take all necessary or desirable actions within its control, to remove or replace such Director upon, and only upon, such written request of the applicable Stockholder or Stockholders entitled to designate such Director pursuant to Section 2.01(a) of this Agreement. Except as provided in the preceding sentence, unless the applicable Stockholders entitled to designate such Director pursuant to Section 2.01(a) of this Agreement shall otherwise consent in writing or such Stockholder or Stockholders shall no longer be entitled to designate such Director pursuant to Section 2.01(a), no other Stockholder shall take any action to cause the removal of a Director.  To the extent a Stockholder or Stockholders are no longer entitled to designate a Director pursuant to Section 2.01(a), the removal of such Director (with or without cause) appointed by such Stockholder pursuant to Section 2.01(a) shall instead be effected in accordance with, and pursuant to, the Certificate of Incorporation and the Bylaws of the Company.

(b)Resignation. A Director may resign at any time from the Board by delivering his written resignation to the Board. Any such resignation shall be effective upon receipt thereof unless it is specified to be effective at some other time or upon the occurrence of some other event. The Board’s acceptance of a resignation shall not be necessary to make it effective.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)Vacancies. In the event that a vacancy is created on the Board at any time due to the death, disability, retirement, resignation or removal of a Director, then the Stockholder or Stockholders entitled to designate such Director pursuant to Section 2.01(a) of this Agreement shall have the right to designate an individual to fill such vacancy and the Company and each Stockholder (whether in his, her or its capacity as a stockholder, director, member of a board committee, officer of the Company or otherwise) hereby agree to take such actions as may be necessary or desirable within his, her or its control (including, in the case of a Stockholder, by voting all shares of Capital Stock owned by such Stockholder or over which such Stockholder has voting control) to ensure the election or appointment of such designee to fill such vacancy on the Board. In the event that the Stockholder or Stockholders entitled to designate such Director pursuant to Section 2.01(a) of this Agreement shall fail to designate in writing a representative to fill a vacant Director position on the Board, and such failure shall continue for more than thirty (30) days after notice from the Company to the Stockholder or Stockholders entitled to designate such Director pursuant to Section 2.01(a) of this Agreement with respect to such failure, then the vacant position shall be filled by an individual designated by the Directors then in office; provided, that such individual shall be removed from such position if the Stockholder or Stockholders entitled to designate such Director pursuant to Section 2.01(a) of this Agreement so directs and simultaneously designates a new Director. To the extent a Stockholder or Stockholders are no longer entitled to designate a Director pursuant to Section 2.01(a), filling a vacancy on the Board caused by the death, disability, retirement, resignation or removal of a Director appointed by such Stockholder shall instead be effected in accordance with, and pursuant to, the Certificate of Incorporation and the Bylaws of the Company.

(d)No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a Director for any act or omission by such designated person in his or her capacity as a Director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

(e)No “Bad Actor” Designees. Each Person with the right to designate or participate in the designation of a Director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any Director designee to whom any Disqualification Event is applicable, except for a Disqualification Event to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Person with the right to designate or participate in the designation of a Director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any Director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

Section 2.03 Board of Directors.

(a)Powers.  Except as reserved to the Stockholders by law, by the Certificate of Incorporation or by this Agreement, the business of the Company shall be managed under the direction of the Board, who shall have and may exercise and delegate all of the powers of the Company.

(b)Meetings of the Board.

(i)Generally. The Board shall meet at least quarterly, or more often as determined by the Board, at such time and at such place as the Board may designate. Meetings of the Board may be held either in person or by means of telephone or video conference or other communications device that permits all Directors participating in the meeting to hear each other, at the offices of the Company or such other place (either within or outside the State of Delaware) as may be determined from time to time by the Board. To the extent reasonably practical unless otherwise unanimously consented to by the Directors, written notice of each meeting of the Board shall be given to each Director by electronic mail at least 48 hours prior to each such meeting.  Any lawful business may be transacted at a meeting of the Board, notwithstanding the fact that the nature of the business may not have been specified in the notice or waiver of notice of the meeting.

(ii)Special Meetings. Special meetings of the Board shall be held on the call of the CEO or any one or more Directors upon at least 72 hours’ written notice given by electronic mail if the meeting is to be held in person or 48 hours’ written notice given by electronic mail if the meeting is to be held by telephone communications or video conference to the Directors, or upon such shorter notice as may be unanimously approved by all Directors. Any Director may waive such notice as to himself or herself.

(iii)Quorum Requirements. For so long as Pernix beneficially owns Company Securities, and during any time Pernix beneficially owns less than 49.9% of the Capital Stock, the presence of all Directors then in office is required for a quorum. During any time Pernix beneficially owns 49.9% or more of the Capital Stock, the presence of the greater of four of Directors then in office or a majority of the Directors then in office shall constitute a quorum, provided that the presence of at least (A) one Pernix Director and (B) one HB Director or one HB/WB Director shall be required for a quorum. If a quorum is not achieved at a first duly called meeting, such meeting may be postponed to a time no earlier than 48 hours after written notice of such postponement has been given to the Directors and, at such second call, a quorum shall be deemed present as long as a majority of the Directors then in office are present.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iv)Action at Meeting.  Any motion adopted by vote of the majority of the Directors then in office shall be the act of the Board, except where a different vote is required by Applicable Law, by the Certificate of Incorporation or by this Agreement.

(v)Action Without Meeting.  Any action by the Board may be taken without a meeting if all of the Directors consent to the action in writing and the consents are filed with the records of the Board meetings.  Such consent shall be treated for all purposes as a vote of the Directors at a meeting.

(vi)Restrictions on the Authority of the Board.

(A)Notwithstanding anything to the contrary in this Agreement, none of the following actions may be taken by the Company, directly or indirectly, without the approval of the Stockholders holding more than 50% of the shares of Capital Stock:

(1) a Change in Control;

(2) the determination of a “reasonably acceptable” executive for the purposes of the Key Man provisions; provided, however, that Pernix shall not be entitled to vote as to whether such replacement executive is reasonably acceptable; and

(3) the entering into, modification (subject to Section 2.03(b)(vi)(C)(2)) or renewal of the Service(s) Agreement in accordance with its terms; provided, however, that Pernix shall not be entitled to vote on the entering into, modification (subject to Section 2.03(b)(vi)(C)(2)) or renewal of the Service(s) Agreement.

(B)Notwithstanding anything to the contrary in this Agreement, none of the following actions may be taken by the Company, directly or indirectly, without the approval of the Stockholders holding more than 50% of the shares of Capital Stock, unless and until Pernix beneficially owns 49.9% or more of the Capital Stock:

(1) the issuance of any shares of Capital Stock or any security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Capital Stock, and any option, warrant or other right to subscribe for, purchase or acquire shares of Capital Stock;

(2) the making of any distributions of cash or property to the Stockholders, in their capacities as such, or the redemption, purchase, or other acquisition for consideration of any shares of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Capital Stock, other than as permitted in the Company’s Certificate of Incorporation, Bylaws, this Agreement, the Credit Agreement or other organizational document of the Company;

(3) the granting of registration rights to any Person, other than as expressly set forth in Exhibit B to this Agreement;

(4) the formation of any Company Subsidiaries other than a wholly-owned Company Subsidiary or the sale of any equity interests of any Company Subsidiary to any person other than a wholly-owned Company Subsidiary;

(5) the entering into, renewal or modification of any joint venture, partnership or similar arrangement;

(6) the sale, transfer or other disposition of material assets of the Company and the Company Subsidiaries involving an aggregate consideration equal to or greater than $5 million or the commencement of a process to explore or consummate a Change in Control, other than as permitted in the Credit Agreement;

(7) the creation, incurrence or assumption of any pledge, mortgage, lien, charge, security interest or any other material encumbrance of any kind upon any of the Company’s or the Company Subsidiaries’ properties or assets, or the acquisition of any property of any character subject to or upon any mortgage, conditional sale agreement or other title retention agreement, or sale, assignment, pledge or other disposition of any accounts or notes receivable or contract rights, except (i) encumbrances incurred in connection with purchase money financing or lease of personal property, solely with respect to the property leased or purchased; (ii) liens for taxes, assessments, governmental charges, levies or claims suffered by the Company or any Company Subsidiary which such Person is contesting in good faith; (iii) other liens, charges, pledges, deposits and encumbrances incidental to the conduct of the business of the Company and its Subsidiaries which are not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate exceed $5 million; (iv) under customary ABL arrangements with a borrowing capacity which does not in the aggregate exceed $30 million; and (v) under the Credit Agreement;

(8) the entering into, renewal or modification of any agreement other than in the ordinary course of business involving a commitment by the Company, or any Company Subsidiary or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Affiliate of the Company (other than the Stockholders and their Affiliates) in any twelve month period of an amount in excess of $5 million, other than (i) the Credit Agreement, (ii) the Services Agreement or (iii) any agreement between the Company or any of its Subsidiaries, on the one hand, and the Company or any of its Subsidiaries, on the other hand;

(9) the incurrence, creation, or assumption of any indebtedness, except (i) current liabilities and accounts payable (other than indebtedness for borrowed money) incurred in the ordinary course of business; (ii) indebtedness secured by, or incurred in connection with, purchases or leases of equipment or other personal property acquired or leased; (iii) indebtedness of the Company to any wholly-owned Company Subsidiary; and (iv) customary ABL arrangements with a borrowing capacity which does not in the aggregate exceed $30 million; or (v) indebtedness under the Credit Agreement; and

(10) the purchase, lease, license, exchange or other acquisition (including by merger, consolidation, acquisition of stock or acquisition of assets) by the Company of any assets involving an aggregate consideration equal to or greater than $5 million, except as permitted by the Services Agreement.

During any time Pernix beneficially owns 49.9% or more of the Capital Stock, unless otherwise required by Applicable Law, the actions set forth in this Section 2.03(b)(vi)(B) may be taken by the Company, with the approval of the Board.

(C)Notwithstanding anything to the contrary in this Agreement, none of the following actions may be taken by the Company, directly or indirectly, without the unanimous approval of all of the Stockholders:

(1) the purchase, lease, license, exchange or other acquisition (including by merger, consolidation, acquisition of stock or acquisition of assets) by the Company of any assets involving an aggregate consideration equal to or greater than $10 million;

(2) any modification of the Services Agreement(s), the Certificate of Incorporation, Bylaws, this Agreement or other organizational document of the Company or any other action, in each case, which may have a disproportionate adverse economic effect on any Stockholder, in their capacity as such; provided, however, that the exercise of preemptive rights, in accordance with the terms of Article III of this Agreement, shall not be deemed to have a disproportionate adverse economic effect on any Stockholders that choose to or not to exercise such rights;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(3) the entering into any new activity or business, other than the development and commercialization of pharmaceutical products designed for weight loss;

(4) the entering into or becoming a party to any transaction with any Affiliate, Director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for (i) the Credit Agreement and (ii) the Services Agreement, and, in each case, any agreements or instruments contemplated thereunder;

(5) the liquidation or dissolution of the Company;

(6) any change to the size of the Board (except as permitted under Section 2.01(a));

(7) any distributions that are not made pro rata to the Stockholders, or any repurchases or repayments of any indebtedness of the Company held by Stockholders that are not made pro rata to the Stockholders, in each case based on their ownership of shares of Capital Stock, other than as expressly provided for in the Company’s Certificate of Incorporation, Bylaws, this Agreement or other organizational document of the Company; and

(8) any entry into any contract that restricts the ability of any Stockholder or any of their Affiliates (other than the Company and its Subsidiaries) to compete in any business or geography.

Section 2.04   Compensation; No Employment.

(a)     Compensation of Directors. The Company and each Stockholder acknowledges and agrees that:

(i)No Director that is an Affiliate of or is employed by a Stockholder shall receive compensation for service as a Director to the Company or any Company Subsidiary.  An Independent Director may receive compensation for service as a Director to the Company as determined by the Board, in an amount up to $150,000 per annum or as otherwise approved by the Board. Directors (whether or not an Affiliate of, employed by or a representative of, any Stockholder) shall be reimbursed by the Company for all reasonable travel and out-of-pocket expenses incurred in the performance of Company duties as a Director, including attendance in person at meetings of the Board or the board of any Company Subsidiary (or any committees thereof), pursuant to such policies as from time to time established by the Board.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(vii)Nothing contained in this Section 2.04 shall be construed to preclude any Director from serving the Company or any Company Subsidiary in any other capacity and receiving reasonable compensation for such services provided such other arrangements are expressly approved by the Board.

(b)  No Right of Employment Conferred. This Agreement does not, and is not intended to, confer upon any Director any rights with respect to continued employment by the Company, and nothing herein should be construed to have created any employment agreement with any Director.

Section 2.05   Committees. The Company and each Stockholder acknowledges and agrees that the Board may, by resolution, designate from among the Directors one or more committees, each of which shall be comprised of one or more Directors, one of which shall be a Pernix Director and one of which shall be the HB Director or the HB/WB Director. Any such committee, to the extent provided in the resolution forming such committee, shall have and may exercise the authority of the Board, subject to the limitations set forth in the Delaware Act. The Board may dissolve any committee or remove any member of a committee at any time.

Section 2.06   Schedule of Stockholders.  The Board shall maintain a schedule of all Stockholders, their respective mailing addresses and their Invested Amount, the number of shares of Capital Stock held by them, and the Debt Commitments and Equity Commitments funded by them (the “Stockholders Schedule”), and shall update the Stockholders Schedule upon the issuance or Transfer of any Company Securities to any new or existing Stockholders. A copy of the Stockholders Schedule as of the execution of this Agreement is attached hereto as Schedule A.

Section 2.07 Stockholder Meetings.  At the request of any of the 1992 Funds, the Whitebox Funds or Pernix, the Board shall call special meetings of stockholders.

ARTICLE III

PRE-EMPTIVE RIGHT

Section 3.01  Pre-emptive Right.

(a)Issuance of New Securities. The Company hereby grants to each Stockholder a right to purchase its Pre-emptive Pro Rata Portion (subject to its over-allotment option in Section 3.01(d) below) of any New Securities that the Company may from time to time propose to issue or sell to any party; provided, that the provisions of this Section 3.01 shall not apply to any Excluded Issuance.

(b)Additional Issuance Notices. The Company shall give written notice (an “Issuance Notice”) of any proposed issuance or sale of New Securities described in Section 3.01(a) to each Stockholder within five (5) Business Days following any meeting of the Board at which any such issuance or sale is approved. The Issuance Notice shall, if applicable, be accompanied by a written offer from any prospective purchaser seeking to

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

purchase the applicable New Securities (a “Prospective Purchaser”) and shall set forth the material terms and conditions of the proposed issuance or sale, including:

(i)the number and description of New Securities proposed to be issued;

(ii)the proposed issuance date, which shall be at least thirty (30) days from the date of the Issuance Notice;

(iii)the proposed purchase price per share of New Securities and all other material terms of the offer or sale; and

(iv) if the consideration to be paid by the Prospective Purchaser includes non-cash consideration, the Fair Market Value thereof.

The Issuance Notice shall also be accompanied by a current copy of a capitalization table or other stockholders ledger of the Company indicating each Stockholder’s Pre-emptive Pro Rata Portion of any New Securities.

(c)Exercise of Pre-emptive Rights. Each Stockholder shall for a period of ten (10) Business Days following the receipt of an Issuance Notice (the “Pre-emptive Exercise Period”) have the right, but not the obligation, to elect irrevocably to purchase all or any portion of its Pre-emptive Pro Rata Portion of any New Securities on the terms and conditions, including the purchase price, set forth in the Issuance Notice by delivering a written notice to the Company (a “Pre-emptive Acceptance Notice”) specifying the number of New Securities it desires to purchase up to its Pre-emptive Pro Rata Portion. The delivery of a Pre-emptive Acceptance Notice by a Stockholder shall be a binding and irrevocable offer by such Stockholder to purchase the New Securities described therein. The failure of a Stockholder to deliver a Pre-emptive Acceptance Notice by the end of the Pre-emptive Exercise Period shall constitute a waiver of its rights under this Section 3.01(c) with respect to the purchase of such New Securities, but shall not affect its rights with respect to any future issuances or sales of New Securities.

(d)Over-allotment. No later than five (5) Business Days following the expiration of the Pre-emptive Exercise Period, the Company shall give written notice (the “Over-allotment Notice”) to each Stockholder specifying the number of New Securities that each Stockholder has agreed to purchase (including, for the avoidance of doubt, where such number is zero) and the aggregate number of remaining New Securities, if any, not elected to be purchased by the Stockholders pursuant to Section 3.01(c) (the “Remaining New Securities”). Each Stockholder exercising its rights to purchase its Pre-emptive Pro Rata Portion of the New Securities in full (a “Fully Exercising Stockholder”) shall have a right of over-allotment such that if there are any Remaining New Securities, such Fully Exercising Stockholder may purchase all or any portion of its pro rata portion of the Remaining New Securities, based on the relative Pre-emptive Pro Rata Portions of all Fully Exercising Stockholders. Each Fully Exercising Stockholder shall elect to purchase its allotment of Remaining New Securities by giving written notice to the Company specifying

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the number of Remaining New Securities it desires to purchase within five (5) Business Days of receipt of the Over-allotment Notice (the “Over-allotment Exercise Period”).

(e)Sales to the Prospective Purchaser. Following the expiration of the Pre-emptive Exercise Period and, if applicable, the Over-allotment Exercise Period, the Company shall be free to complete the proposed issuance or sale of New Securities described in the Issuance Notice with respect to which Stockholders declined to exercise the pre-emptive right set forth in this Section 3.01 on terms no less favorable to the Company than those set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Company may be reduced); provided, that: (i) such issuance or sale is closed within twenty (20) Business Days after the expiration of the Pre-emptive Exercise Period and, if applicable, the Over-allotment Exercise Period (subject to the extension of such twenty (20) Business Day period for a reasonable time not to exceed forty (40) Business Days to the extent reasonably necessary to obtain any third-party approvals); and (ii) for the avoidance of doubt, the price at which the New Securities are sold to the Prospective Purchaser is at least equal to or higher than the purchase price described in the Issuance Notice. In the event the Company has not sold such New Securities within such time period, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Stockholders in accordance with the procedures set forth in this Section 3.01.

(f)Prior Offer.  Notwithstanding the foregoing provisions of this Section 3.01, the Company may proceed with the issuance of New Securities without first following the procedures in Sections 3.01(a)-(e) if the Board unanimously and in good faith determines that exigent circumstances exist which make it advisable and in the best interests of the Company and the Stockholders to issue the New Securities without first following the procedures in Sections 3.01(a)-(e); provided that (i) the Prospective Purchasers of such New Securities agree in writing to take such New Securities subject to the provisions of Section 3.01(a), and (ii) within ten (10) Business Days following the issuance of such New Securities, the Company or the Prospective Purchasers of the New Securities undertake steps substantially similar to those in Sections 3.01(a)-(e) to offer to all Stockholders the right to purchase from the Company or the Prospective Purchasers of the New Securities their applicable Pre-Emptive Pro Rata Portion of such New Securities or equivalent at the same price and terms applicable to the Prospective Purchasers’ purchase thereof so as to achieve substantially the same effect from a dilution protection standpoint as if the procedures set forth above in this Section 3.01 had been followed prior to the issuance of such New Securities.

(g)Closing of the Issuance. The closing of any purchase by any Stockholder shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice. Upon the issuance or sale of any New Securities in accordance with this Section 3.01, the Company shall deliver the New Securities in certificated form, free and clear of any liens (other than those arising hereunder and those attributable to the actions of the purchasers thereof), and the Company shall so represent and warrant to the purchasers thereof, and further represent and warrant to such purchasers that such New Securities shall be, upon issuance thereof to such purchasers and after

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

payment therefor, duly authorized, validly issued, fully paid and non-assessable. Each Stockholder shall deliver to the Company the purchase price for the New Securities purchased by it by certified or bank check or wire transfer of immediately available funds. Each party to the purchase and sale of New Securities shall take all such other actions as may be reasonably necessary to consummate the purchase and sale including, without limitation, entering into such additional agreements as may be necessary or appropriate.

ARTICLE IV

TRANSFER

Section 4.01  General Restrictions on Transfer.

(a)General. Each Stockholder acknowledges and agrees that such Stockholder (and any Permitted Transferee of such Stockholder) shall not Transfer any Company Securities, except in accordance with the provisions of this Article IV or otherwise with the written approval of all Stockholders.

(b)Transfer Restrictions. Notwithstanding any other provision of this Agreement, each Stockholder agrees that it will not, directly or indirectly, Transfer any Company Securities:

(i)except as permitted under the Securities Act and other applicable federal or state securities or blue sky laws, and then, if requested by the Company, only upon delivery to the Company of a written opinion of counsel in form and substance satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act;

(ii)if such Transfer would cause the Company or any of the Company Subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended; or

(iii)if such Transfer would cause the assets of the Company or any of the Company Subsidiaries to be deemed “Plan Assets” as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company or any Company Subsidiary.

(c)Transfers by Pernix.

(i)For so long as Pernix Therapeutics Holdings, Inc., and/or one or more of its Subsidiaries is party to the Services Agreement, Pernix shall not transfer any Company Securities without the prior written consent of the Stockholders, except:

(A)pursuant to Section 4.02;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(B)upon the exercise of a tag-along right as a Tag-along Stockholder pursuant to Section 4.04; or

(C)when required of a Drag-along Stockholder pursuant to Section 4.05.

(ii)If none of Pernix Therapeutics Holdings, Inc. or any of its Subsidiaries are party to the Services Agreement, Pernix shall not transfer any Company Securities without the prior written consent of the Stockholders, except:

(A)as permitted pursuant to Section 4.02; or

(B)during any time Pernix beneficially owns less than 49.9% of the Capital Stock, (1) in strict accordance with the restrictions, conditions and procedures described in the other provisions of this Section 4.01 and Section 4.03; (2) upon the exercise of a tag-along right as a Tag-along Stockholder pursuant to Section 4.04; or (3) when required of a Drag-along Stockholder pursuant to Section 4.05; and

(C)during any time Pernix beneficially owns 49.9% or more of the Capital Stock, in strict accordance with the restrictions, conditions and procedures described in the other provisions of this Section 4.01 and Section 4.03, Section 4.04 and Section 4.05, as applicable.

(d)Transfers by the 1992 Funds and the Whitebox Funds.  The 1992 Funds and the Whitebox Funds shall not Transfer any Company Securities except:

(i)as permitted pursuant to Section 4.02;

(ii)during any time Pernix beneficially owns less than 49.9% of the Capital Stock, in strict accordance with the restrictions, conditions and procedures described in the other provisions of this Section 4.01 and Section 4.03, Section 4.04 and Section 4.05, as applicable; and

(iii)during any time Pernix beneficially owns 49.9% or more of the Capital Stock, in strict accordance with the restrictions, conditions and procedures described in the other provisions of this Section 4.01 and Section 4.03; (2) upon the exercise of a tag-along right as a Tag-along Stockholder pursuant to Section 4.04; or (3) when required of a Drag-along Stockholder pursuant to Section 4.05.

(e)Transfers of Company Securities. The Stockholders acknowledge and agree that, until the expiration or earlier termination of the Credit Agreement, the shares of Capital Stock issued to each Stockholder as of the date hereof and the Closing Debt Commitments will be “stapled” and shall only be transferred by such Stockholders proportionately as between the shares of Capital Stock and the Closing Debt Commitments (e.g. if a Stockholder Transfers 5% of its shares of Capital Stock, the Stockholder must

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Transfer 5% of its Closing Debt Commitments in the same transaction to the same transferee).

(f)Joinder Agreement. Except with respect to any Transfer pursuant to a Public Offering or a Drag-along Sale, no Transfer of Company Securities pursuant to any provision of this Agreement shall be deemed completed until the Transferee shall have entered into a Joinder Agreement.

(g)Transfers in Violation of this Agreement. Any Transfer or attempted Transfer of any Company Securities in violation of this Agreement, including any failure of a Transferee, as applicable, to enter into a Joinder Agreement pursuant to Section 4.01(f) above, shall be null and void, no such Transfer shall be recorded on the Company’s books and the purported Transferee in any such Transfer shall not be treated (and the Stockholder proposing to make any such Transfer shall continue be treated) as the owner of such Company Securities for all purposes of this Agreement.

Section 4.02  Permitted Transfers. Subject to Section 4.01 above, including the requirement to enter into a Joinder Agreement pursuant to Section 4.01(f) above, the provisions of Section 4.03, Section 4.04 and Section 4.05 shall not apply to any of the following Transfers by any Stockholder of any Company Securities:

(a)With respect to the 1992 Funds and the Whitebox Funds (i) to any Related Fund, provided that all provisions of this Agreement shall apply to the 1992 Funds, the Whitebox Funds, such Related Fund, and such Company Securities as if such Transfer had not occurred, or (ii) to any Person, provided that, in the case of any 1992 Funds, from and after the Closing Date, the 1992 Funds have not Transferred in the aggregate (including as a result of the presently contemplated Transfer), more than ten percent (10%) of the Company Securities owned by the 1992 Funds in the aggregate as of the Closing Date, and, in the case of any Whitebox Fund, from and after the Closing Date, the Whitebox Funds have not Transferred in the aggregate (including as a result of the presently contemplated Transfer) more than ten percent (10%) of the Company Securities owned by the Whitebox Funds in the aggregate as of such date; provided, however, that the Company Securities deemed Transferred by a Stockholder under this Section 4.02(a) will be reduced by the number of additional Company Securities purchased or acquired by such Stockholder following the date of this Agreement; and

(h)With respect to Pernix, to any direct or indirect wholly-owned Subsidiary of Pernix Therapeutics Holdings, Inc.

Section 4.03 Right of First Refusal.

(a)Offered Stock. Subject to the terms and conditions specified in Section 4.01, Section 4.02, this Section 4.03 and Section 4.04, if a Stockholder (the “Offering Stockholder”) receives a bona fide offer from any Person (a “Prospective Transferee”) that the Offering Stockholder desires to accept (a “Transfer Offer”) to Transfer all or any portion of any Company Securities it owns (the “Offered Stock”), each other Stockholder

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

shall have a right of first refusal with respect to such Transfer. Each time an Offering Stockholder receives a Transfer Offer for any Offered Stock from a Prospective Transferee, the Offering Stockholder shall first make an offering of the Offered Stock to each Stockholder other than the Offering Stockholder (the “Applicable ROFR Rightholders”), all in accordance with the following provisions of this Section 4.03, prior to Transferring such Offered Stock to the Prospective Transferee.  For any particular Transfer Offer, this right of first refusal and the terms and conditions set forth in this Section 4.03 shall be applied separately on a class-by-class and series-by-series basis for each class or series of Offered Stock, as applicable, with the Debt Commitments and the Capital Stock treated as separate classes of Offered Stock in any Transfer Offer, subject to Section 4.01(e).

(b)Offered Stock Transfer Exceptions. Notwithstanding anything herein to the contrary, the right of first refusal in Section 4.03(a) shall not apply to any Transfer Offer or Transfer of Company Securities that are:

(i)permitted by and made in accordance with Section 4.02;

(ii)are proposed to be made by a Dragging Stockholder or required to be made by a Drag-along Stockholder pursuant to Section 4.05;

(iii)are made by a Tag-along Stockholder upon the exercise of its tag-along right pursuant to Section 4.04 after the Applicable ROFR Rightholders have declined to exercise their rights in full under this Section 4.03; or

(iv)made pursuant to a Public Offering.

(c)Offer Notice.

(i)The Offering Stockholder shall, within five (5) Business Days of receipt of the Transfer Offer, give written notice (a “ROFR Notice”) to each Applicable ROFR Rightholder stating that it has received a Transfer Offer for the Offered Stock and specifying:

(A)the number of shares of each class or series of Offered Stock to be Transferred by the Offering Stockholder;

(B)the proposed date, time and location of the closing of the Transfer, which shall not be less than twenty (20) Business Days from the date of the ROFR Notice;

(C)the purchase price per share of each class or series of Offered Stock (which shall be payable solely in cash) and the other material terms and conditions of the Transfer Offer; and

(D)the name of the Prospective Transferee who has offered to purchase such Offered Stock.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)The ROFR Notice shall constitute the Offering Stockholder’s offer to Transfer all of the Offered Stock to the Applicable ROFR Rightholders in accordance with the provisions of this Section 4.03, which offer shall be irrevocable until the end of the Applicable ROFR Rightholder Option Period described in Section 4.03(d)(ii);

(iii)By delivering the ROFR Notice, the Offering Stockholder represents and warrants to each Applicable ROFR Rightholder that:

(A)the Offering Stockholder has full right, title and interest in and to the Offered Stock described in the ROFR Notice;

(B)the Offering Stockholder has all the necessary power and authority and has taken all necessary action to Transfer the Offered Stock described in the ROFR Notice as contemplated by this Section 4.03; and

(C)the Offered Stock described in the ROFR Notice is free and clear of any and all liens other than those arising as a result of or under the terms of this Agreement.

(d)Exercise of Right of First Refusal; Over-Allotment Option.

(i)Upon receipt of the ROFR Notice, each Applicable ROFR Rightholder shall have the right to purchase the Offered Stock on the terms and purchase price(s) set forth in the ROFR Notice. The Applicable ROFR Rightholders shall have the right to purchase all (but not less than all) of their respective ROFR Pro Rata Portions of the Offered Stock, in accordance with the procedures set forth in Section 4.03(d)(ii). The Applicable ROFR Rightholders may only exercise their right to purchase the Offered Stock if, after giving effect to all elections made under this Section 4.03(d), no less than all of the Offered Stock will be purchased by the Applicable ROFR Rightholders.

(ii)For a period of ten (10) Business Days following the receipt of a ROFR Notice (such period, the “Applicable ROFR Rightholder Option Period”), each Applicable ROFR Rightholder shall have the right to elect to purchase all (but not less than all) of its ROFR Pro Rata Portion of the Offered Stock by delivering a written notice to the Company and the Offering Stockholder (an “Applicable ROFR Rightholder Exercise Notice”) specifying its desire to purchase its ROFR Pro Rata Portion of the Offered Stock, on the terms and applicable purchase price(s) set forth in the ROFR Notice. The Applicable ROFR Rightholder Exercise Notice shall be binding upon delivery and irrevocable by the Applicable ROFR Rightholder.

(iii)If the Applicable ROFR Rightholders pursuant to Section 4.03(d)(ii) do not, in the aggregate, elect to purchase all of the Offered Stock, each Applicable ROFR Rightholder electing pursuant to Section 4.03(d)(ii) to purchase

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

its entire ROFR Pro Rata Portion of the Offered Stock (each, an “Exercising Applicable ROFR Rightholder”) shall have the right to purchase all or any portion of the remaining Offered Stock not elected to be purchased by the Applicable ROFR Rightholders. As promptly as practicable following the Applicable ROFR Rightholder Exercise Period, the Offering Stockholder shall deliver a written notice to each Exercising Applicable ROFR Rightholder (an “Exercising Applicable ROFR Rightholder Notice”) stating the number of shares of remaining Offered Stock available for purchase following the Applicable ROFR Rightholder Exercise Period. For a period of ten (10) Business Days following the receipt of an Exercising Applicable ROFR Rightholder Notice (such period, the “Exercising Applicable ROFR Rightholder Option Period”), each Exercising Applicable ROFR Rightholder shall have the right to elect to purchase all or any portion of the remaining Offered Stock by delivering a written notice to the Company and the Offering Stockholder (an “Exercising Applicable ROFR Rightholder Exercise Notice”) specifying the number of additional remaining Offered Stock it desires to purchase on the terms and applicable purchase price set forth in the ROFR Notice. The Exercising Applicable ROFR Rightholder Exercise Notice shall be binding upon delivery and irrevocable by the Exercising Applicable ROFR Rightholder.

(iv)The failure of any Applicable ROFR Rightholder to deliver an Applicable ROFR Rightholder Exercise Notice, respectively, by the end of the Applicable ROFR Rightholder Option Period, respectively, shall constitute a waiver of the applicable rights of first refusal under this Section 4.03 with respect to the Transfer of the Offered Stock, but shall not affect their respective rights with respect to any future Transfers.

(e)Allocation of Offered Stock. Upon the expiration of the Applicable ROFR Rightholder Option Period or, if applicable, the expiration of the Exercising Applicable ROFR Rightholder Option Period, the Offered Stock shall be allocated for purchase among the Exercising Applicable ROFR Rightholders, as follows:

(i)First, to each Exercising Applicable ROFR Rightholder having elected pursuant to Section 4.03(d)(ii) to purchase its entire ROFR Pro Rata Portion of the Offered Stock, such Applicable ROFR Rightholder’s ROFR Pro Rata Portion of such Offered Stock; and

(ii)Second, the balance, if any, not allocated under clause (i) above shall be allocated to those Exercising Applicable ROFR Rightholders electing pursuant to Section 4.03(d)(iii) to purchase a number of remaining Offered Stock exceeding their respective ROFR Pro Rata Portions, in an amount, with respect to each such Exercising Applicable ROFR Rightholder, that is equal to the lesser of:

(A)the number of such remaining Offered Stock that such Exercising Applicable ROFR Rightholder elected to purchase in excess of its applicable ROFR Pro Rata Portion; and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(B)the product of (1) the number of the remaining Offered Stock not allocated under Section 4.03(e)(i) multiplied by (2) a fraction, the numerator of which is the number of such remaining Offered Stock that such Exercising Applicable ROFR Rightholder was permitted to purchase pursuant to Section 4.03(e)(i), and the denominator of which is the aggregate number of such remaining Offered Stock that all Exercising Applicable ROFR Rightholders were permitted to purchase pursuant to Section 4.03(e)(i);

provided, that if following the allocation under this Section 4.03(e)(ii) there are any remaining unallocated shares of remaining Offered Stock, those shares shall be allocated to those Exercising Applicable ROFR Rightholders who have not yet been allocated their full share election of such remaining Offered Shares made pursuant to Section 4.03(d)(iv) pro rata based on the number of remaining shares of Offered Stock elected to be purchased by those Exercising Applicable ROFR Rightholders until either no Offered Stock remains or until such time as all Exercising Applicable ROFR Rightholders have been permitted to purchase all Offered Stock that they elected to purchase.

(f)Consummation of Sale to the Applicable ROFR Rightholders. In the event that the Applicable ROFR Rightholders shall have, in the aggregate, exercised their respective rights to purchase any of the Offered Stock, then the Offering Stockholder shall sell such Offered Stock to the Applicable ROFR Rightholders, and the Applicable ROFR Rightholders shall purchase such Offered Stock, within sixty (60) days following the expiration of the Applicable ROFR Rightholder Option Period or, if applicable, the Exercising Applicable ROFR Rightholder Option Period (either of which period may be extended for a reasonable time not to exceed ninety (90) days to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority). Each Stockholder shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Section 4.03(f), including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate. At the closing of any sale and purchase pursuant to this Section 4.03(f), the Offering Stockholder shall deliver to the participating Applicable ROFR Rightholders certificates (if any) representing the Offered Stock to be sold, free and clear of any liens or encumbrances (other than those contained in this Agreement), accompanied by evidence of transfer and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefor from such Applicable ROFR Rightholders by certified or official bank check or by wire transfer of immediately available funds.

(g)Sale to Proposed Purchaser. In the event that the Applicable ROFR Rightholders shall not have collectively elected to purchase all of the Offered Stock, then, provided that the Offering Stockholder has also complied with the provisions of Section 4.04 and Section 4.01, to the extent applicable, the Offering Stockholder may Transfer such Offered Stock not elected to be purchased by the Applicable ROFR Rightholders, at a price per share not less than that specified in the ROFR Notice and on other terms and conditions which are not materially more favorable in the aggregate to the Prospective Transferee than

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

those specified in the ROFR Notice, but only to the extent that such Transfer occurs within ninety (90) days after expiration of the Applicable ROFR Rightholder Option Period or, if applicable, the Exercising Applicable ROFR Rightholder Option Period. Any Offered Stock not Transferred within such 90-day period will be subject to the provisions of this Section 4.03 upon subsequent Transfer.

Section 4.04  Tag-along Right.

(a)Participation on Sale of Stock. Subject to the terms and conditions specified in Section 4.01 and Section 4.03, if a Selling Stockholder proposes to Transfer any Company Securities (the Tag-along Stock”) to any Person, each Tag-along Stockholder shall be permitted to participate in such sale (a “Tag-along Sale”) on the terms and conditions set forth in this Section 4.04.  This participation right and the terms and conditions set forth in this Section 4.04 shall be applied separately on a class-by-class and series-by-series basis for each class or series of Tag-along Stock, as applicable, with the Company Securities and shares of Capital Stock treated as separate classes of Tag-along Stock in any Tag-along Sale, subject to Section 4.01(e).

(b)Tag-along Sale Exceptions. Notwithstanding anything herein to the contrary, the provisions of this Section 4.04 shall not apply to any Transfer of Tag-along Stock that is:

(i)permitted by and made in accordance with Section 4.02;

(ii)made to any Applicable ROFR Rightholder pursuant to the exercise of the rights set forth in Section 4.03; or

(iii)proposed to be made by a Dragging Stockholder or required to be made by a Drag-along Stockholder pursuant to Section 4.05.

(c)Tag-along Notice. The Selling Stockholder shall deliver to the Company and each other Tag-along Stockholder a written notice (a “Tag-along Notice”) of the proposed Tag-along Sale within (i) five (5) Business Days following the expiration of the Applicable ROFR Rightholder Option Period or, if applicable, the Exercising Applicable ROFR Rightholder Option Period, in the event that the Applicable ROFR Rightholders shall not have, in the aggregate, exercised their respective rights to purchase all of the Offered Stock pursuant to Section 4.03, or (ii) twenty (20) Business Days prior to the consummation of any Tag-along Sale which was not subject to Section 4.03.

The Tag-along Notice shall make reference to the Tag-along Stockholders’ rights hereunder and shall describe in reasonable detail:

(i)The number of shares of each class or series of Tag-along Stock the Selling Stockholder proposes to Transfer;

(ii)The identity of the Prospective Transferee(s);

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(iii)The proposed date, time and location of the closing of the Tag-along Sale, which shall not be less than twenty (20) Business Days from the date of the Tag-along Notice;

(iv)The purchase price per share of each class or series of Tag-along Stock (which shall be payable solely in cash) and the other material terms and conditions of the Transfer; and

(v)A copy of any form of agreement proposed to be executed in connection therewith.

(d)Exercise of Tag-along Right.

(i) Each Tag-along Stockholder may exercise its right to participate in the Tag-along Sale on the terms described in the Tag-along Notice by delivering to the Selling Stockholder a written notice (a “Tag-along Exercise Notice”) stating its election to do so no later than ten (10) Business Days after receipt of the Tag-along Notice (the “Tag-along Exercise Period”). The election of each Tag-along Stockholder set forth in a Tag-along Exercise Notice shall be irrevocable, and, to the extent the offer in the Tag-along Notice is accepted, such Tag-along Stockholder shall be bound and obligated to consummate the Transfer on the terms and conditions set forth in this Section 4.04. If one or more Tag-along Stockholders elects pursuant to a Tag-along Exercise Notice and this Section 4.04(d)(i) to participate in the Tag-along Sale, the number of each applicable class or series of Tag-along Stock that the Selling Stockholder may sell in the Tag-along Sale shall be correspondingly reduced in accordance with Section 4.04(d)(ii).

(ii)The Selling Stockholder and each Tag-along Stockholder timely electing to participate in the Tag-along Sale pursuant to Section 4.04(d)(i) shall have the right to Transfer in the Tag-along Sale the number of Tag-along Stock set out in the applicable Tag-along Notice, equal to the product of (A) the aggregate number of Tag-along Stock set out in the Tag-along Notice and (B) such Stockholder’s Tag-along Pro Rata Portion of Tag-along Stock. Any Tag-along Stockholder may elect to sell in the Tag-along Sale less than the number of Company Securities calculated pursuant to this Section 4.04(d)(ii) of Tag-along Stock, in which case the Selling Stockholder shall have the right to sell the applicable Tag-along Stock not elected to be sold by a Tag-along Stockholder.

(e)Waiver. Each Tag-along Stockholder who does not deliver a Tag-along Exercise Notice in compliance with Section 4.04(d)(i) shall be deemed to have waived all of such Tag-along Stockholder’s rights to participate in the Tag-along Sale with respect to the Company Securities owned by such Tag-along Stockholder, and the Selling Stockholder shall (subject to the rights of any other participating Tag-along Stockholder) thereafter be free to sell to the prospective Transferee the Tag-along Stock identified in the Tag-along Notice at a per share price that is no greater than the per share price set forth in the Tag-along Notice and on other terms and conditions which are not materially more

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

favorable to the Selling Stockholder than those set forth in the Tag-along Notice, without any further obligation to the non-accepting Tag-along Stockholders.

(f)Conditions of Sale.

(i)Each Stockholder participating in the Tag-along Sale shall receive the same consideration per share of each class or series of Tag-along Stock, after deduction of such Stockholder’s proportionate share of the related expenses in accordance with Section 4.04(h) below; provided, that, the aggregate consideration payable in the Tag-along Sale shall be allocated among the applicable classes or series of Tag-along Stock in accordance with the liquidation preferences and other priorities of the applicable classes or series of Tag-along Stock. In addition, no Transfer of any Tag-along Stock by the Selling Stockholder in the Tag-along Sale shall occur unless the prospective Transferee simultaneously purchases the Company Securities elected to be sold by the Tag-along Stockholders pursuant to Section 4.04(d)(i) and if any such Transfer is in violation of this Section 4.04, it shall be null and void in accordance with the provisions of Section 4.01(e) hereof.

(ii)Each Tag-along Stockholder shall execute the applicable purchase agreement, if any, and shall make or provide the same representations, warranties, covenants and indemnities as the Selling Stockholder makes or provides in connection with the Tag-along Sale; provided, that each Tag-along Stockholder shall only be obligated to make representations and warranties that relate specifically to a Stockholder (as opposed to the Company and its business) with respect to the Tag-along Stockholder’s title to and ownership of the applicable Company Securities, authorization, execution and delivery of relevant documents, enforceability of such documents against the Tag-along Stockholder, and other similar representations and warranties made by the Selling Stockholder, and shall not be obligated to make any of the foregoing representations and warranties with respect to any other Stockholder or their Company Securities; provided, further, that all indemnities and other obligations shall be made by the Selling Stockholder and each Tag-along Stockholder severally and not jointly and severally (A) with respect to breaches of representations, warranties and covenants made by the Selling Stockholder and the Tag-along Stockholders relating to the Company and its business, if any, pro rata based on the aggregate consideration received by the Selling Stockholder and each Tag-along Stockholder in the Tag-along Sale, and (B) in an amount not to exceed for the Selling Stockholder or any Tag-along Stockholder, the net proceeds received by the Selling Stockholder and each such Tag-along Stockholder in connection with the Tag-along Sale, as applicable, plus the amount of any consideration forfeited by the Selling Stockholder or such Tag-along Stockholder, as applicable, to which it is entitled but has not yet received (including, without limitation, as a result of an escrow agreement, earn-out or similar arrangement).

(g)Cooperation. Subject to Section 4.04(g)(ii), each Tag-along Stockholder shall take all actions as may be reasonably necessary to consummate the Tag-along Sale,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

including, without limitation, entering into agreements and delivering certificates and instruments (including stock certificates evidencing the applicable shares of Capital Stock, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank), in each case, consistent with the agreements being entered into and the certificates and instruments being delivered by the Selling Stockholder.

(h)Expenses. The fees and expenses of the Selling Stockholder incurred in connection with a Tag-along Sale and for the benefit of all Tag-along Stockholders (it being understood that costs incurred by or on behalf of a Selling Stockholder for its sole benefit will not be considered to be for the benefit of all Tag-along Stockholders), to the extent not paid or reimbursed by the Company or the prospective Transferee, shall be shared by the Selling Stockholder and all the participating Tag-along Stockholders on a pro rata basis, based on the aggregate consideration received by each such Stockholder; provided, that no Tag-along Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Tag-along Sale.

(i)Consummation of Sale. Subject to the requirements and conditions of this Section 4.04 and the other applicable provisions of this Agreement, including Section 4.01 hereof, the Selling Stockholder shall have sixty (60) days following the expiration of the Tag-along Exercise Period in which to consummate the Tag-along Sale, on terms not more favorable to the Selling Stockholder than those set forth in the Tag-along Exercise Notice (which 60-day period may be extended for a reasonable time not to exceed ninety (90) days to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority). If at the end of such period the Selling Stockholder has not completed the Tag-along Sale, the Selling Stockholder may not then effect a Transfer that is subject to this Section 4.04 without again fully complying with the provisions of this Section 4.04. At the closing of the Tag-along Sale, each of the Tag-along Stockholders timely electing to participate in the Tag-along Sale pursuant to Section 4.04(d)(i) shall enter into the agreements and deliver the certificates and instruments, in each case, required by Section 4.04(g) and Section 4.04(h) against payment therefor directly to the Tag-along Stockholder of the portion of the aggregate consideration to which each such Tag-along Stockholder is entitled in the Tag-along Sale in accordance with the provisions of this Section 4.04.

(j)Transfers in Violation of the Tag-along Right. If the Selling Stockholder sells or otherwise Transfers to the prospective Transferee any of its Company Securities in breach of this Section 4.04, then each Tag-along Stockholder shall have the right to sell to the Selling Stockholder, and the Selling Stockholder undertakes to purchase from each Tag-along Stockholder, the number of each class or series of Company Securities or that such Tag-along Stockholder would have had the right to sell to the prospective Transferee pursuant to this Section 4.04 for a per share amount and form of consideration and upon the terms and conditions on which the prospective Transferee bought such shares from the Selling Stockholder, but without indemnity being granted by any Tag-along Stockholder to the Selling Stockholder; provided, that nothing contained in this Section 4.04(k) shall preclude any Stockholder from seeking alternative remedies against such Selling Stockholder as a result of its breach of this Section 4.04. The Selling Stockholder shall also

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reimburse each Tag-along Stockholder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Tag-along Stockholder’s rights under this Section 4.04(k).

Section 4.05  Drag-along Rights.

(a)Participation. If, during any time Pernix beneficially owns less than 49.9% of the Capital Stock, the 1992 Funds and the Whitebox Funds and their Permitted Transferees (such Stockholder(s), the “Dragging Stockholder”), proposes to consummate, in one transaction or a series of related transactions, a Change in Control involving (i) a sale of all or substantially all of the consolidated assets of the Company and the Company Subsidiaries, (ii) a merger, consolidation, recapitalization, or reorganization of the Company involving 100% of the Capital Stock, or (iii) the Transfer of 100% of the Capital Stock (a “Drag-along Sale”), the Dragging Stockholder shall have the right, after delivering the Drag-along Notice in accordance with Section 4.05(c) and subject to compliance with Section 4.05(b) and Section 4.05(d), to require that each other Stockholder (each, a “Drag-along Stockholder”) participate in such Drag-along Sale on substantially the same terms and conditions as the Dragging Stockholder and in the manner set forth in Section 4.05(b).

(b)Sale of Stock; Sale of Assets. Subject to compliance with Section 4.05(d):

(i)If the Drag-along Sale is structured as a Change in Control involving the Transfer of Capital Stock, each Drag-along Stockholder shall sell and Transfer, all of their shares of Capital Stock.

(ii)If the Drag-along Sale is structured as a sale of all or substantially all of the consolidated assets of the Company and the Company Subsidiaries or as a merger, consolidation, recapitalization, or reorganization of the Company or other transaction requiring the consent or approval of the Stockholders, then notwithstanding anything to the contrary in this Agreement, each Drag-along Stockholder shall (A) vote (in person, by proxy or by written consent, as requested) all of its voting securities in favor of the Drag-along Sale (and any related actions necessary to consummate such sale) and otherwise consent to and raise no objection to such Drag-along Sale and such related actions and (B) refrain from taking any actions to exercise, and shall take all actions to waive, any dissenters’, appraisal or other similar rights that it may have in connection with such transaction.

(c)Drag-along Notice. The Dragging Stockholder shall exercise its rights pursuant to this Section 4.05 by delivering a written notice (the “Drag-along Notice”) to the Company and each Drag-along Stockholder no more than ten (10) Business Days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Drag-along Sale and, in any event, no later than twenty (20) Business Days prior to the closing date of such Drag-along Sale. The Drag-along Notice

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

shall make reference to the Dragging Stockholders’ rights and obligations hereunder and shall describe in reasonable detail:

(i)The name(s) of the purchaser;

(ii)The proposed date, time and location of the closing of the Drag-along Sale;

(iii)The proposed amount of consideration in the Drag-along Sale, including, if applicable, the purchase price per Company Security to be sold and the other material terms and conditions of the Drag-along Sale; and

(iv)A copy of any form of agreement proposed to be executed in connection therewith.

(d)Conditions of Sale. The obligations of the Drag-along Stockholders in respect of a Drag-along Sale under this Section 4.05 are subject to the satisfaction of the following conditions:

(i)The consideration to be received by each Drag-along Stockholder shall be the same form and amount of consideration to be received by the Dragging Stockholder per Company Security and the terms and conditions of such sale shall, except as otherwise provided in Section 4.05(d)(iii), be the same as those upon which the Dragging Stockholder sells its Company Securities; provided, that this Section 4.05(d)(i) condition shall be deemed satisfied even if only Stockholders qualifying as “accredited investors” (as defined in Rule 501 of Regulation D promulgated under the Securities Act), to the exclusion of Stockholders who either do not qualify as accredited investors or would otherwise cause the registration under applicable federal securities laws of securities issued to such Stockholder in the Drag-along Sale, receive securities of the purchaser in the Drag-along Sale, so long as the Dragging Stockholder and each Drag-along Stockholder receive the same value (as determined in good faith by the Board), whether in cash or such securities, as of the closing of the Drag-along Sale with respect to each such Stockholder’s applicable Company Security;

(ii)If the Dragging Stockholder or any Drag-along Stockholder is given an option as to the form and amount of consideration to be received, the same option shall be given to all Drag-along Stockholders; provided, that this Section 4.05(d)(ii) condition shall be deemed satisfied even if only Stockholders qualifying as “accredited investors” (as defined in Rule 501 of Regulation D promulgated under the Securities Act), to the exclusion of Stockholders who either do not qualify as accredited investors or would otherwise cause the registration under applicable federal securities laws of securities issued to such Stockholder in the Drag-along Sale, receive an option to receive securities of the purchaser in the Drag-along Sale, so long as the Dragging Stockholder and each Drag-along Stockholder receive the same value (as determined in good faith by the Board), whether in cash or such

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

securities, as of the closing of the Drag-along Sale with respect to each such Stockholder’s applicable Company Security;

(iii)Each Drag-along Stockholder shall execute the applicable purchase agreement (and any related ancillary agreements entered into by the Dragging Stockholder in connection with the Drag-along Sale) and make or provide the same representations, warranties, covenants, indemnities (directly to the third-party purchaser and/or indirectly pursuant to a contribution agreement, as required by the Dragging Stockholder), purchase price adjustments, escrows and other obligations as the Dragging Stockholder makes or provides in connection with the Drag-along Sale.  Notwithstanding the foregoing, Pernix shall not be required to agree to any non-compete, non-solicit or any other restrictive covenant in connection with the Drag-along Sale, except to the extent provided for in the Services Agreement on the same terms as the Services Agreement; and

(iv)if the Dragging Stockholder enters into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation, recapitalization or other reorganization), each Drag-along Stockholder who is not an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act) shall, at the request of the Company, appoint a “purchaser representative” (as defined in Rule 501 of Regulation D promulgated under the Securities Act) designated by the Company, the fees and expenses of which shall be borne by the Dragging Stockholder.

(e)Cooperation. Each Drag-along Stockholder shall take all actions as may be reasonably necessary to consummate the Drag-along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Dragging Stockholder.

(f)Fees and Expenses. The fees and expenses of the Dragging Stockholder (either directly or indirectly by the Company and any Company Subsidiary) incurred in connection with a Drag-along Sale and for the benefit of all Drag-along Stockholders, to the extent not paid or reimbursed by the Company, any Company Subsidiary or the purchaser, shall be shared by the Dragging Stockholder and all the Drag-along Stockholders on a pro rata basis, based on the aggregate consideration received by each such Stockholder in the Drag-along Sale.

(g)Consummation of Sale. The Dragging Stockholder shall have ninety (90) days following the date of the Drag-along Notice in which to consummate the Drag-along Sale, on the terms set forth in the Drag-along Notice (which 90-day period may be extended for a reasonable time not to exceed one-hundred and twenty (120) days to the extent reasonably necessary to obtain required approvals or consents from any Governmental Authority). If at the end of such period the Dragging Stockholder has not completed the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Drag-along Sale, the Dragging Stockholder may not then exercise its rights under this Section 4.05 without again fully complying with the provisions of this Section 4.05.

Section 4.06   Pernix Purchase Option.

(a)[***], Pernix may elect from time to time, at its sole discretion, for all other Stockholders to Transfer Company Securities to Pernix for an aggregate amount for each such Transfer equal to the First Purchase Option Purchase Price; provided that (w) in no event shall such other Stockholders be required to Transfer Company Securities to Pernix under this Section 4.06(a) that would result in Pernix owning more than 49.9% of the Capital Stock at any time prior to [***], (x) any such Transfer of Company Securities shall be made by the Stockholders (other than Pernix) on a pro rata basis, (y) Section 4.01(e) shall apply, and (z) the First Purchase Option Purchase Price shall be distributed among the Stockholders (other than Pernix) on a pro rata basis (based on their proportionate ownership of the Company Securities), or as otherwise mutually agreed by the Stockholders (other than Pernix).

(b)[***], Pernix may elect, at its sole discretion, for all other Stockholders to Transfer Company Securities to Pernix for an aggregate amount equal to the Second Purchase Option Purchase Price; provided that (x) in no event shall such other Stockholders be required to Transfer Company Securities to Pernix under this Section 4.06(b) unless such Transfer is for 100% of the Company Securities held by each of such other Stockholders at such time and (y) the Second Purchase Option Purchase Price shall be distributed among the Stockholders (other than Pernix) on a pro rata basis (based on their proportionate ownership of the Company Securities), or as otherwise mutually agreed by the Stockholders (other than Pernix).

(c)In connection with Pernix’s exercise of the purchase options under Section 4.06, each Stockholder (including Pernix) shall be required to pay a pro rata portion (based on each Stockholder’s proportionate ownership of the Capital Stock as of immediately prior to the exercise of the purchase option under this Section 4.06) of, or the Stockholders shall cause the Company to pay, any amounts that may become payable as a result of or in connection with the exercise of such purchase option under any management incentive plan of the Company then in effect.

(d)Notwithstanding anything to the contrary herein, Pernix’s right to purchase Company Securities from the other Stockholders pursuant to this Section 4.06 shall terminate upon the termination or expiration of the Services Agreement for any reason in accordance with its terms.

(e)An example of the calculation of Pernix’s purchase options under this Section 4.06 is set forth on Exhibit C hereto.

ARTICLE V

CONVENANTS

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Section 5.01  Other Business Activities..  The parties hereto, including the Company, expressly acknowledge and agree that: (i) the 1992 Funds, the Whitebox Funds, the HB Directors, and the HB/WB Directors and their Affiliates, and, subject to its obligations in Section 5.03 of the Services Agreement, Pernix, the Pernix Directors and their Affiliates are permitted to have, and may presently or in the future have, investments or other business or strategic relationships, ventures, agreements or other arrangements with entities other than the Company or any Company Subsidiary that are engaged in the business of the Company or any Company Subsidiary, or that are or may be competitive with the Company or any Company Subsidiary (any such other investment or relationship, an “Other Business”); (ii) none of the 1992 Funds and the Whitebox Funds and their Affiliates and, subject to its obligations in Section 5.03 of the Services Agreement, Pernix and its Affiliates, will be prohibited by virtue of such Person’s investment in the Company from pursuing and engaging in any Other Business; (iii) none of the 1992 Funds, the Whitebox Funds, the HB Directors, and the HB/WB Directors, or their Affiliates, or, subject to its obligations in Section 5.03 of the Services Agreement, Pernix, the Pernix Directors or their Affiliates, will be obligated to inform the Company or any other Stockholder of any opportunity, relationship or investment in any Other Business (a “Company Opportunity”) or to present any Company Opportunity to the Company, and the Company hereby renounces any interest in any Company Opportunity and any expectancy that a Company Opportunity will be offered to it; (iv) nothing contained herein shall limit, prohibit or restrict any HB Director or HB/WB Director, or, subject to Pernix’s obligations in Section 5.03 of the Services Agreement, any Pernix Director, from serving on the board of directors or other governing body or committee of any Other Business; and (v) no other Stockholder will acquire, be provided with an option or opportunity to acquire, or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the 1992 Funds and the Whitebox Funds and their Affiliates or Pernix and its Affiliates. The parties hereto expressly authorize and consent to the involvement of the 1992 Funds and the Whitebox Funds and their Affiliates, and, subject to its obligations in Section 5.03 of the Services Agreement, Pernix and its Affiliates, in any Other Business; provided, that any transactions between the Company and/or the Company Subsidiaries and an Other Business will be on terms no less favorable to the Company and/or the Company Subsidiaries than would be obtainable in a comparable arm’s-length transaction and shall be subject to Section 2.03(b)(vi)(c)(4). The parties hereto expressly waive, to the fullest extent permitted by Applicable Law, any rights to assert any claim that such involvement breaches any fiduciary or other duty or obligation owed to the Company or any Stockholder or to assert that such involvement constitutes a conflict of interest by such Persons with respect to the Company any Stockholder.  Nothing herein shall limit the parties’ obligations under Section 5.02.

Section 5.02   Confidentiality.

(a)Each Stockholder acknowledges that during the term of this Agreement, it may have access to and become acquainted with trade secrets, proprietary information and confidential information belonging to the Company, the Company Subsidiaries and their Affiliates that are not generally known to the public, including, but not limited to, information concerning business plans, financial statements and other information provided pursuant to this Agreement, operating practices and methods, expansion plans,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

strategic plans, marketing plans, contracts, customer lists or other business documents which the Company treats as confidential, in any format whatsoever (including oral, written, electronic or any other form or medium) (collectively, “Confidential Information”). In addition, each Stockholder acknowledges that: (i) the Company has invested, and continues to invest, substantial time, expense and specialized knowledge in developing its Confidential Information; (ii) the Confidential Information provides the Company with a competitive advantage over others in the marketplace; and (iii) the Company would be irreparably harmed if the Confidential Information were disclosed to competitors or made available to the public. Without limiting the applicability of any other agreement to which any Stockholder is subject, no Stockholder shall, directly or indirectly, disclose or use (other than solely for the purposes of such Stockholder monitoring and analyzing his investment in the Company or performing its duties as a Director, officer, employee, or consultant of the Company) at any time, including, without limitation, use for personal, commercial or proprietary advantage or profit, either during such Stockholder’s association or employment with the Company or thereafter, any Confidential Information of which such Stockholder is or becomes aware. Each Stockholder in possession of Confidential Information shall take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss and theft.

(b)Nothing contained in Section 5.02(a) shall prevent any Stockholder from disclosing Confidential Information: (i) upon the order of any court or administrative agency; (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Stockholder; (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests; (iv) as, on the advice of such Stockholder’s counsel, is necessary or advisable to comply with Applicable Law (including securities laws) or rules or regulations of any nationally recognized United States or foreign securities exchange, (v) to the extent necessary in connection with the exercise of any remedy under this Agreement; (vi) to such Stockholder’s Representatives who, in the reasonable judgment of such Stockholder, need to know such Confidential Information and agree to be bound by the provisions of this Section 5.02 as if a Stockholder; (vii) to any potential Permitted Transferee in connection with a proposed Transfer of shares of Capital Stock from such Stockholder or (viii) in connection with a proposed Transfer of shares of Capital Stock from such Stockholder or a Change in Control pursuant to Section 4.03, Section 4.04, or Section 4.05 to a Proposed Transferee as long as such Proposed Transferee agrees to be bound by the provisions of this Section 5.02 as if a Stockholder and enters into a confidentiality agreement in form and substance reasonably acceptable to the Company and such Confidential Information may be made available to such potential Proposed Transferee via a restricted website; provided, that in the case of clause (i), (ii) (iii) or (iv), such Stockholder shall provide the Company with prompt written notice of any such requirement so long as it is not legally prohibited from doing so, so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement.  If, in the absence of a protective order or other remedy or the receipt of a waiver from the Company, such Stockholder is nonetheless required to disclose any of the Confidential Information, such Stockholder may, without liability hereunder, disclose only that portion of the Confidential

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Information which such Stockholder is required to disclose, provided, that such Stockholder will reasonably cooperate with the Company, at the Company’s sole expense, in obtaining an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

(c)The restrictions of Section 5.02(a) shall not apply to Confidential Information that: (i) is or becomes generally available to the public other than as a result of a disclosure by a Stockholder in violation of this Agreement; (ii) is or becomes available to a Stockholder or any of its Representatives on a non-confidential basis prior to its disclosure to the receiving Stockholder and any of its Representatives in compliance with this Agreement; (iii) is or has been independently developed or conceived by such Stockholder without use of, reliance on or reference to the Confidential Information; or (iv) becomes available to the receiving Stockholder or any of its Representatives on a non-confidential basis from a source other than the Company, any other Stockholder or any of their respective Representatives; provided, that such source is not known by the recipient of the Confidential Information to be bound by a confidentiality agreement or other duty with the disclosing Stockholder or any of its Representatives.

(d)Notwithstanding anything in this Agreement to the contrary, in no event shall any Stockholder disclose any Confidential Information to any Company Competitor.

Section 5.03  Financial Statements. The Company shall furnish to each Stockholder the following reports:

(a)Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, audited consolidated balance sheets of the Company and any Company Subsidiaries as at the end of each such Fiscal Year and audited consolidated statements of income, cash flows and stockholders’ equity for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year and for the Budget for such Fiscal Year, accompanied by the certification of independent certified public accountants of recognized national standing selected by the Board, certifying to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, and fairly present in all material respects the financial condition of the Company and Company Subsidiaries as of the dates thereof and the results of their operations and changes in their cash flows and stockholders’ equity for the periods covered thereby.

(b)Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each quarterly accounting period in each Fiscal Year (other than the last fiscal quarter of the Fiscal Year), unaudited consolidated balance sheets of the Company and Company Subsidiaries as at the end of each such fiscal quarter and for the current Fiscal Year to date and unaudited consolidated statements of income, cash flows and stockholders’ equity for such fiscal quarter and for the current  Fiscal Year to date, in each case setting forth in comparative form the figures for the corresponding periods of the previous Fiscal Year and for the Budget for such Fiscal Year, all in

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto), and certified by the principal financial or accounting officer of the Company.

(c)Monthly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each monthly accounting period in each fiscal quarter (other than the last month of the fiscal quarter), unaudited consolidated balance sheets of the Company and Company Subsidiaries as at the end of each such monthly period and unaudited consolidated statements of income, cash flows for each such monthly period, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto).

(d)Budget. Not later than fifteen (15) days prior to the commencement of each calendar year, a business plan and quarterly and annual operating budgets for the Company and Company Subsidiaries for the upcoming Fiscal Year, including capital and operating expense budgets, cash flow projections, and profit and loss projections, all itemized in reasonable detail shall be submitted to the Board for its approval (the “Budget”), and as promptly as practicable upon preparation thereof (but in any event, no later than ten (10) Business Days thereafter), any other significant budgets prepared by the Company and any revisions of the Budget or such other budgets; provided that the time frame for preparing the Budget for the remainder of the 2018 calendar year shall be as set forth in the Services Agreement.

(e)Election to Receive Information.  At any time, a Stockholder may elect not to receive, or participate in, the distribution of any information that the Stockholder otherwise has a right to receive pursuant to this Section 5.03; provided that the election not to receive any specified information will not be a waiver of such Stockholder’s right to receive any other information required or permitted to be distributed to the Stockholders.

Section 5.04 Inspection Rights. Upon reasonable notice from a Stockholder, the Company shall, and shall cause its directors, officers and employees to, afford each Stockholder and its Representatives reasonable access during normal business hours to (i) the Company’s and the Company Subsidiaries’ properties, offices, plants and other facilities, (ii) the corporate, financial and similar records, reports and documents of the Company and the Company Subsidiaries, including, without limitation, all books and records, minutes of proceedings, internal management documents, reports of operations, reports of adverse developments, copies of any management letters and communications with stockholders, and to permit each Stockholder and its Representatives to examine such documents and make copies thereof, and (iii) the Company’s and the Company Subsidiaries’ officers, senior employees and public accountants, and to afford each Stockholder and its Representatives the opportunity to discuss and advise on the affairs, finances and accounts of the Company and the Company Subsidiaries with their officers, senior employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Stockholder and its Representatives such affairs, finances and accounts).

Section 5.05   Distributions

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(a) Each of the Company and each Stockholder hereby agrees that upon (x) a Change in Control involving (i) a sale of all or substantially all of the consolidated assets of the Company and the Company Subsidiaries, (ii) a merger, consolidation, recapitalization, or reorganization of the Company involving 100% of the Capital Stock, or (iii) the Transfer of 100% of the Capital Stock, (y) a Drag-along Sale or (z) a dissolution, liquidation or winding of the Company (each of the events in clauses (x), (y) and (z), a “Trigger Event”), any net proceeds received by the Company from third parties and/or any distributions from the Company (the “Sale Proceeds”), whether in the form of cash, securities or other types of assets, shall be distributed in the following manner, and each Stockholder hereby agrees to take all action, provide all approvals and execute all agreements, including any purchase or acquisition agreement, in order to cause the Sale Proceeds to be distributed in the following manner:

(i)(A) all indebtedness for borrowed money of the Company shall be repaid, and (B) (1) each Stockholder’s Debt Commitments minus (2) all Distributions received by such Stockholder with respect to such Debt Commitments prior to such time plus (3) the amount of accrued and unpaid interest on its Debt Commitments (to the extent the Sale Proceeds are insufficient to make the payment pursuant to this clause (i)(B), then each Stockholder shall receive its ratable share of the Sale Proceeds); in each case, in the order of priority of such indebtedness, including the Debt Commitments, shall be repaid;

(ii)each Stockholder shall receive an amount equal to (A) its Equity Commitment minus (B) all Distributions with respect to such Equity Commitments received by such Stockholder prior to such time (excluding, for the avoidance of doubt, any Distributions deducted in clause (i)(B)(2)) plus (C) the amount of the Pernix Promote paid with respect to any Distributions deducted pursuant to the foregoing clause (ii)(B); provided that (x) for the avoidance of doubt, if the foregoing number is a negative number with respect to any Stockholder, such Stockholder shall not receive an amount pursuant to this clause (ii) and such negative number shall be added to the total amount of the Sale Proceeds for purposes of clause (iii) below and (y) to the extent the Sale Proceeds are insufficient to make such payment, then each Stockholder shall receive its ratable share of the remaining Sale Proceeds after deducting the amount in clause (i) above;

(iii)Pernix shall receive 10% of the remaining Sale Proceeds after deducting the amounts in clauses (i) and (ii) above (the “Pernix Promote”); and

(iv)each Stockholder (including Pernix) shall receive its ratable share of the remaining Sale Proceeds after deducting the amounts in clause (i) and (ii) above and the Pernix Promote on a pro rata basis.

(b)    Each of the Company and each Stockholder hereby agrees to discuss in good faith an appropriate payment to be made to Pernix in the event of a Change of Control that does not constitute a Trigger Event, and appropriate modifications to Section 5.05(a) in connection therewith.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)   Each of the Company and each Stockholder hereby agrees that, prior to a Trigger Event, at such time that (A) each Stockholder has received an amount equal to its Invested Amount from Distributions and (B) all indebtedness of the Company has been repaid, including the Debt Commitments and all accrued and unpaid interest on such Debt Commitments, then notwithstanding anything to the contrary herein, (1) Pernix shall receive 10% of any subsequent Distribution, and (2) each Stockholder (including Pernix) shall receive its ratable share of any such remaining Distribution, after deducting the amount in clause (1), on a pro rata basis.

(d)  Pernix hereby agrees that, to the extent that at such time it is entitled to receive the Pernix Promote, Pernix or its Affiliate is in default of any obligation to make payment to the Company pursuant to the Services Agreement, as finally determined in accordance with Section 8.11, then the Company shall have the right to set off against the Pernix Promote any such defaulted payments under the Services Agreement.

(e)  Pernix’s right to receive the Pernix Promote pursuant to this Section 5.05 shall terminate upon the date that is the six-month anniversary of the date of the termination or expiration of the Services Agreement for any reason in accordance with its terms; provided that nothing in this Section 5.05(e) shall impair or affect Pernix’s rights pursuant to this Section 5.05 if the Company or any Stockholder has, prior to such termination or expiration of the Services Agreement, entered into a definitive agreement that would result in a Trigger Event occurring upon the consummation of the transactions contemplated by such agreement.

(f)   An example of the calculation of distributions in accordance with the provisions of this Section 5.05 is set forth on Exhibit C hereto.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Section 6.01 Representations and Warranties. Each Stockholder, severally and not jointly, represents and warrants to the Company that:

(a)For each such Stockholder that is not an individual, such Stockholder is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

(b)Such Stockholder has full capacity or organizational power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of such Stockholder. Such Stockholder has duly executed and delivered this Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)This Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority.

(d)The execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any of the organizational documents of such Stockholder; (ii) conflict with or result in any violation or breach of any provision of any Applicable Law or (iii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which the Stockholder is a party.

(e)Except for this Agreement, such Stockholder has not entered into or agreed to be bound by any other agreements or arrangements of any kind with any other party with respect to any Capital Stock, including agreements or arrangements with respect to the acquisition or disposition of any such shares of Capital Stock or any interest therein or the voting of any shares of Capital Stock.

ARTICLE VII

REGISTRATION RIGHTS

Rights and obligations of the Company and the Stockholders with respect to registration of shares of Common Stock shall be as set forth on Exhibit B.

ARTICLE VIII

MISECLLANEOUS

Section 8.01  Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Stockholder hereby agrees, at the request of the Company or any other Stockholder, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 8.02   Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date receipt is confirmed relative to a communication sent by facsimile or e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth on the signature page hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02).

Section 8.03   Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

Section 8.04    Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.05   Entire Agreement.

(a)This Agreement, together with the Certificate of Incorporation, the Services Agreement and any Joinder Agreements executed after the date hereof (collectively, the “Related Agreements”), and all related Exhibits and Schedules hereto and thereto constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(f)In the event of an inconsistency or conflict between the provisions of this Agreement and any provisions of any Related Agreement with respect to the subject matter herein, the terms of this Agreement shall control.

Section 8.06. Successors and Assigns; Assignment. Subject to the rights and restrictions on Transfers set forth in this Agreement, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

Section 8.07   No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.08  Amendment. Subject to Section 2.03(b)(vi)(c)(2), no provision of this Agreement may be amended or modified except by an instrument in writing executed by

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Company and Stockholders holding at least 66.67% of the shares of Capital Stock subject to this Agreement; provided that any amendment that disproportionately reduces or eliminates any rights of, or disproportionately increases or adds any obligations of, any Stockholder hereunder shall require the written consent of such Stockholder.

Section 8.09 Waiver. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. For the avoidance of doubt, nothing contained in this Section 8.09 shall diminish any of the explicit and implicit waivers described in this Agreement, including in Section 4.03(d)(iv), Section 4.05(b)(ii), Section 4.04(e) and Section 8.11 hereof.

Section 8.10  Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

Section 8.11  Submission to Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such courts lack subject-matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware.

Each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice or other document by certified or registered mail to the address set forth in Section 8.02 shall be effective service of process for any suit, action or other proceeding brought in any such court.

Section 8.12  Waiver of Jury Trial. Each party hereto hereby acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 8.13  Dispute Resolution.  Any and all claims, disputes or controversies arising out of, in connection with or relating to this Agreement (the “Dispute”) shall, at the written request of a party (a “Mediation Request”), be submitted to a neutrally positioned Person mutually agreed upon by the parties.  The mediation shall be held in (a) New York, NY or (b) such other place as the parties may mutually agree upon in writing. The parties shall have thirty (30) days from receipt by a party of a Mediation Request to agree on a mediator.  If no mediator has been agreed upon by the parties within thirty (30) days of receipt by a party of a Mediation Request, then Section 8.11 shall apply.  All mediation pursuant to this clause shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence, and no oral or documentary representations made by the parties during such mediation shall be admissible for any purpose in any subsequent proceedings.  Live witness testimony shall not be taken.  Except as required by Applicable Law, none of the Parties nor their representatives may disclose the existence, content or results of any mediation hereunder without the prior written consent of the other parties.  If any of the Dispute has not been resolved within sixty (60) days of the appointment of a mediator, or within ninety (90) days after receipt by a party of a Mediation Request (whichever occurs sooner), or within such longer period as the parties may agree to in writing, then the Dispute shall be submitted to litigation in accordance with Section 8.11.

Section 8.14  Equitable Remedies. Each party hereto acknowledges that a breach or threatened breach by such party of any of its obligations under this Agreement would give rise to irreparable harm to the other parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, each of the other parties hereto shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 8.15  Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

Section 8.16 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.17  Legend. In addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Capital Stock shall bear a legend substantially in the following form:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND ITS STOCKHOLDERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

Section 8.18 Stock Split.  All references to amounts of Capital Stock in this Agreement shall be appropriately adjusted to reflect any dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

Section 8.19 Additional Stockholders.  Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Capital Stock after the date hereof, any purchaser of such shares of Capital Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed a “Stockholder” for all purposes hereunder.

Section 8.20 Termination.

(a)Date of Termination.  This Agreement shall terminate upon the earliest of:

(i)the consummation of a Public Offering;

(ii)the consummation of a Drag-along Sale or a Change in Control involving a sale of all or substantially all of the consolidated assets of the Company and the Company Subsidiaries or as a merger, consolidation, recapitalization, or reorganization of the Company or a Transfer of 100% of the Capital Stock of the Company;

(iii)the date on which none of the Stockholders beneficially owns any Capital Stock or Pernix beneficially owns all of the Capital Stock;

(iv)the dissolution, liquidation, or winding up of the Company; or

(v)upon the unanimous agreement of the Stockholders.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b)  Effect of Termination. The termination of this Agreement shall terminate all further rights and obligations of the Stockholders under this Agreement except that such termination shall not effect:

(vi)the existence of the Company;

(vii)the rights which any Stockholder may have by operation of Applicable Law as a stockholder of the Company; or

(viii)the rights contained herein which, but their terms are intended to survive termination of this Agreement.

(c)  Survival. The following provisions shall survive the termination of this Agreement: this Section 8.20(c) and Section 5.02, Section 8.02, Section 8.10, Section 8.11, Section 8.12, Section 8.13, Section 8.14, and Section 8.15.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Company: Nalpropion Pharmaceuticals, Inc.
By: /s/ John A. Sedor Name: John A. Sedor Title: Chief Executive Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1992 MSF INTERNATIONAL LTD. By: Highbridge Capital Management, LLC, as trading manager By: /s/ Jonathan Segal Name: Jonathan Segal Title: Managing Director
1992 TACTICAL CREDIT MASTER FUND, L.P. By: Highbridge Capital Management, LLC, as trading manager By: /s/ Jonathan Segal Name: Jonathan Segal Title: Managing Director

1992 MASTER FUND CO-INVEST SPC3

FOR AND ON BEHALF OF SERIES 3 SEGREGATED PORTFOLIO

By: Highbridge Capital Management, LLC, as trading manager

By: /s/ Jonathan Segal

Name:  Jonathan Segal

Title:  Managing Director

[Signature Page to Stockholders Agreement]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[Signature Page to Stockholders Agreement]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

WHITEBOX CAJA BLANCA FUND, LP By: /s/ Mark Strefling Name: Mark Strefling Title: Chief Executive Officer
WHITEBOX MULTI-STRATEGY PARTNERS, L.P. By: /s/ Mark Strefling Name: Mark Strefling Title: Chief Executive Officer
WHITEBOX ASYMMETRIC PARTNERS, L.P. By: /s/ Mark Strefling Name: Mark Strefling Title: Chief Executive Officer

[Signature Page to Stockholders Agreement]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

PERNIX IRELAND PAIN DESIGNATED ACTIVITY COMPANY By: /s/ Kenneth R. Pina Name: Kenneth R. Pina Title: Director Address: 3 Burlington Road Dublin 4 Ireland

[Signature Page to Stockholders Agreement]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A

Stockholders Schedule

Holder Name and Address	Invested Amount	Debt Commitments	Number of Shares of Capital Stock

1992 MSF International Ltd.	$25,000,000.00	$12,500,000.00	125,000

1992 Tactical Credit Master Fund, L.P.	$15,635,000.00	$7,817,500.00	78,175

1992 Master Fund Co-Invest SPC3 for and on behalf of Series 3 Segregated Portfolio	$26,865,000.00	$13,432,500.00	134,325

Whitebox Caja Blanca Fund, LP	$2,000,000.00	$1,000,000.00	10,000

Whitebox Multi-Strategy Partners, L.P.	$6,890,000.00	$3,445,000.00	34,450

Whitebox Asymmetric Partners, L.P.	$6,110,000.00	$3,055,000.00	30,550

Pernix Ireland Pain Designated Activity Company	$9,167,000.00	$4,583,500.00	45,835.00

TOTAL	$91,667,000.00	$45,833,500.00	458,335.00

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A

Joinder

Reference is hereby made to the Stockholders Agreement, dated July 27, 2018, as amended from time to time (the “Stockholders Agreement”), among Nalpropion Pharmaceuticals, Inc. (the “Company”) and the Stockholders named therein. Pursuant to and in accordance with Section 4.01(f) of the Stockholders Agreement, the undersigned hereby acknowledges that it has received and reviewed a complete copy of the Stockholders Agreement and agrees that upon execution of this Joinder, such Person shall become a party to the Stockholders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Stockholder for all purposes thereof and entitled to all the rights incidental thereto.  Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Stockholders Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of [DATE].

Stockholder:
______________________________________ By:___________________________________ Name: Title:

Company: Nalpropion Pharmaceuticals, Inc. By:___________________________________ Name: Title:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

Registration Rights

1.Defined Terms. All capitalized terms used but not defined in this Exhibit B shall have the meanings given to them in the Stockholders Agreement.  As used in this Exhibit B, the following terms shall have the following meanings:

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Controlling Person” has the meaning set forth in Section 5(g).

“Demand Registration” has the meaning set forth in Section 2(b).

“DTCDRS” has the meaning set forth in Section 5(r).

“Inspectors” has the meaning set forth in Section 5(h).

“IPO” means an initial public offering of the Common Stock pursuant to an effective Registration Statement filed under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan).

“Long-Form Registration” has the meaning set forth in Section 2(a).

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Piggyback Registration Statement” has the meaning set forth in Section 3(a).

“Piggyback Shelf Registration Statement” has the meaning set forth in Section 3(a).

“Piggyback Shelf Takedown” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement, including any Shelf Supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Records” has the meaning set forth in Section 5(h).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Registrable Securities” means (a) any shares of Common Stock beneficially owned by the Stockholders, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the Commission has declared a Registration Statement covering such securities effective and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met or (iii) such securities have ceased to be outstanding.

“Registration Date” means the date on which the Company becomes subject to Section 13(a) or Section 15(d) of the Exchange Act.

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements (including Shelf Supplements) to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Requesting Stockholders” has the meaning set forth in Section 2(a).

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 6.

“Shares” means the shares of Common Stock held by the Stockholders.

“Shelf Registration” has the meaning set forth in Section 2(c).

“Shelf Registration Statement” has the meaning set forth in Section 2(c).

“Shelf Supplement” has the meaning set forth in Section 2(d).

“Shelf Takedown” has the meaning set forth in Section 2(d).

“Shelf Takedown Notice” has the meaning set forth in Section 2(d).

“Short-Form Registration” has the meaning set forth in Section 2(b).

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2.Demand Registration.

(a)At any time after 180 days after the IPO, each of Pernix, each 1992 Fund and each Whitebox Fund (the “Requesting Stockholders”) may request registration under the Securities Act of all or any portion of their Registrable Securities pursuant to a Registration Statement on Form S-1 or any successor form thereto (each, a “Long-Form Registration”). Each request for a Long-Form Registration shall specify the number of Registrable Securities requested to be included in the Long-Form Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than ten (10) days following receipt thereof) deliver notice of such request to all other Stockholders holding Registrable Securities who shall then have ten (10) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form S-1 or any successor form thereto covering all of the Registrable Securities that the Requesting Stockholders have requested to be included in such Long-Form Registration within sixty (60) days after the date on which the initial request is given and shall use its reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Company shall not be required to effect a Long-Form Registration more than three (3) times for the holders of Registrable Securities as a group; provided, that a Registration Statement shall not count as a Long-Form Registration requested under this Section 2(a) unless and until it has become effective and the Stockholders requesting such registration are able to register and sell at least fifty percent (50%) of the Registrable Securities requested to be included in such registration.

(b)After the IPO, the Company shall use its reasonable efforts to qualify and remain qualified to register the offer and sale of securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto. At such time as the Company shall have qualified for the use of a Registration Statement on Form S-3 or any successor form thereto, the Requesting Stockholders shall have the right to request an unlimited number of registrations under the Securities Act of all or any portion of their Registrable Securities pursuant to a Registration Statement on Form S-3 or any similar short-form Registration Statement (each, a “Short-Form Registration” and, collectively with each Long-Form Registration and Shelf Registration (as defined below), a “Demand Registration”). Each request for a Short-Form Registration shall specify the number of Registrable Securities requested to be included in the Short-Form Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than ten (10) days following receipt thereof) deliver notice of such request to all other Stockholders holding Registrable Securities who shall then have ten (10) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form S-3 or any successor form thereto covering all of the Registrable Securities that the Stockholders have requested to be included in such Short-Form Registration within sixty (60) days after the date on which the initial request is given and shall use its reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(c)At such time as the Company shall have qualified for the use of a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration Statement”), the Stockholders shall have the right to request registration under the Securities Act of all or any portion of their Registrable Securities for an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Registration”). Each request for a Shelf Registration shall specify the number of Registrable Securities requested to be included in the Shelf Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than ten (10) days following receipt thereof) deliver notice of such request to all other Stockholders holding Registrable Securities who shall then have ten (10) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Shelf Registration Statement covering all of the Registrable Securities that the Stockholders have requested to be included in such Shelf Registration within forty-five (45) days after the date on which the initial request is given and shall use its reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(d)The Company shall not be obligated to effect any Long-Form Registration within 180 days after the effective date of a previous Long-Form Registration, Shelf Takedown, or a previous Piggyback Registration in which the Stockholders holding Registrable Securities were permitted to register the offer and sale under the Securities Act, and actually sold, at least fifty percent (50%) of the shares of Registrable Securities requested to be included therein. The Company may postpone for up to sixty (60) days the filing or effectiveness of a Registration Statement for a Demand Registration or a supplement for the purpose of effecting an offering pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Shelf Takedown”) if the Board determines in its reasonable good faith judgment that such Demand Registration or Shelf Takedown would (i) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the Stockholders holding two thirds of the Registrable Securities initiating such Demand Registration or Shelf Takedown shall be entitled to withdraw such request and, if such request for a Demand Registration is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses in connection with such registration. The Company may delay a Demand Registration or Shelf Takedown hereunder only twice in any period of 12 consecutive months.

(e)If the Stockholders holding Registrable Securities initially requesting a Demand Registration or Shelf Takedown elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a), Section 2(b), Section 2(c) or Section 2(d), and the Company shall include such information in its notice to the other Stockholders holding Registrable Securities. The Stockholders holding two thirds of the Registrable Securities initially requesting the Demand Registration or Shelf Takedown shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(f)The Company shall not include in any Demand Registration or Shelf Takedown any securities which are not Registrable Securities without the prior written consent of the Stockholders holding two-thirds of the Registrable Securities included in such Demand Registration or Shelf Takedown, which consent shall not be unreasonably withheld or delayed. If a Demand Registration or Shelf Takedown involves an underwritten offering and the managing underwriter of the requested Demand Registration or Shelf Takedown advises the Company and the Stockholders holding Registrable Securities in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in the Demand Registration or Shelf Takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such Demand Registration or Shelf Takedown would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration or Shelf Takedown (i) first, the shares of Common Stock that the Stockholders holding Registrable Securities propose to sell, and (ii) second, the shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective Stockholders on the basis of the number of Registrable Securities owned by each such Stockholder.

3.Piggyback Registration.

(a)Whenever the Company proposes to register the offer and sale of any shares of its Common Stock under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than twenty (20) days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within ten (10) days after the Company's notice has been given to each such holder. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2. If any Piggyback Registration Statement pursuant to which holders of Registrable Securities have registered the offer and sale of Registrable Securities is a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), such holder(s) shall have the right, but

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

not the obligation, to be notified of and to participate in any offering under such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”).

(b)If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown) in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Common Stock that the Company proposes to sell; (ii) second, the shares of Common Stock requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the shares of Common Stock requested to be included therein by holders of Common Stock other than holders of Registrable Securities, allocated among such holders in such manner as they may agree.

(c)If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Company in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Common Stock requested to be included therein by the holder(s) requesting such registration or takedown and by the holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of shares of Common Stock other than the Registrable Securities (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(d)If any Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

4.Lock-up Agreement. Each holder of Registrable Securities agrees that in connection with an IPO, and upon the request of the managing underwriter in such offering, such holder shall not, without the prior written consent of such managing underwriter, during the 180 days prior to the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

effective date of such registration and until the date specified by such managing underwriter (such period not to exceed 180 days in the case of an IPO or 90 days in the case of any registration under the Securities Act other than an IPO), (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for shares of Common Stock held immediately before the effectiveness of the Registration Statement for such offering/(whether such shares or any such securities are then owned by the holder or are thereafter acquired), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 4 shall not apply to sales of Registrable Securities to be included in such offering pursuant to Section 2(a), Section 2(b), Section 2(c), Section 2(d) or Section 3(a), and shall be applicable to the holders of Registrable Securities only if all officers and directors of the Company and all stockholders owning more than 1% of the Company's outstanding Common Stock are subject to the same restrictions. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Section 4, each holder of Registrable Securities shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 4 in the event and to the extent that the managing underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any officer, director or holder of greater than 1% of the outstanding Common Stock.

5.Registration Procedures. If and whenever the holders of Registrable Securities request that the offer and sale of any Registrable Securities be registered under the Securities Act or any Registrable Securities be distributed in a Shelf Takedown pursuant to the provisions of this Agreement, the Company shall use its reasonable efforts to effect the registration of the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable and as applicable:

(a)subject to Section 2(a) Section 2(b) and Section 2(c), prepare and file with the Commission a Registration Statement covering such Registrable Securities and use its reasonable efforts to cause such Registration Statement to be declared effective;

(b)in the case of a Long-Form Registration or a Short-Form Registration, prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 120 days, or if earlier, until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)at least ten (10) business days before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by holders of two-thirds of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d)notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement, including a Shelf Supplement, to any Prospectus forming a part of such Registration Statement has been filed with the Commission;

(e)furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto, including a Shelf Supplement (in each case including all exhibits and documents incorporated by reference therein),and such other documents as such seller may request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f)use its reasonable efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5(f);

(g)notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h)make available for inspection by any selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

(i)provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(j)use its reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed, on a national securities exchange selected by the holders of two-thirds of such Registrable Securities;

(k)in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities));

(l)otherwise use its best to comply with all applicable rules and regulations of the Commission and make available to its stockholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act or any successor rule thereto) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company's first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(m)furnish to each selling holder of Registrable Securities and each underwriter, if any, with (i) a written legal opinion of the Company's outside counsel, dated the closing date of the offering, in form and substance as is customarily given in opinions of the Company's counsel to underwriters in underwritten registered offerings; and (ii) on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the applicable Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort” letter signed by the Company's independent certified public accountants in form and substance as is customarily given in accountants' letters to underwriters in underwritten registered offerings;

(n)without limiting Section 5(f), use its reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(o)notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(p)advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such purpose and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(q)permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a “Controlling Person”) of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(r)cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company's Direct Registration System (the “DTCDRS”);

(s)not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of the DTCDRS;

(t)take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and

(u)otherwise use its reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

6.Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) underwriting expenses (other than fees, commissions or discounts); (iii) expenses of any audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of the Company's counsel and accountants; (viii) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (ix) fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by, in the

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

case of a registration under Section 2(a), the holders of two-thirds of the Registrable Securities initially requesting such registration, and, in the case of all other registrations hereunder, the holders of a majority of the Registrable Securities included in the registration). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.

7.Indemnification.

(a)The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder's officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Controlling Person, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have.

(b)In connection with any registration in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided, that the obligation to indemnify shall be several, not joint and several, for each holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability the selling holder may otherwise have.

(c)Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party's prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8.Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9.Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(a)make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Registration Date;

(b)use reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Registration Date; and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

10.Preservation of Rights. The Company shall not (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

11.Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C

Pernix Promote (Sale Proceeds Example):

A.On the Closing Date, the total Invested Amount is $100M, allocated as set forth below:

Stockholder	Debt Commitment	Equity Contribution
1992 Funds	$37,500,000	$37,500,000
Whitebox Funds	$7,500,000	$7,500,000
Pernix	$5,000,000	$5,000,000

On the one year anniversary of the Closing Date, a Trigger Event occurs.  There have been $20M of Distributions with respect to the Debt Commitments and there is no other outstanding indebtedness of the Company.  The Trigger Event results in net proceeds to the Company of $200M.

The proceeds are payable to the Stockholders as follows:

1.First, each Stockholder’s Debt Commitments minus the amount of Distributions with respect to such Debt Commitments plus the amount of accrued and unpaid interest would be paid as follows: $50M - $20M + $0 = $30M.  This example assumes no accrued and unpaid interest.

Stockholder	Sale Proceeds Distributed
1992 Funds	$22,500,000
Whitebox Funds	$4,500,000
Pernix	$3,000,000

In addition, all other indebtedness of the Company would be repaid, in the case of such indebtedness and the Debt Commitments, in the applicable order of priority.

2.Second, each Stockholder’s Equity Commitments minus the amount of Distributions with respect to such Equity Commitments plus the amount of any Pernix Promote paid with respect to such Distribution would be paid as follows: $50M - $0 + $0 = $50M

Stockholder	Sale Proceeds Distributed
1992 Funds	$37,500,000
Whitebox Funds	$7,500,000
Pernix	$5,000,000

3.Third, Pernix would receive 10% of the remaining Sale Proceeds calculated as follows: $200M - $30M - $50M = $120M * .1 = $12M

4.Third, the remaining Sale Proceeds would be distributed to the Stockholders pro rata based on their percentage ownership of the Company Securities, calculated as follows:  $200M - $30M - $50M - $12M =  $108M

Stockholder	Sale Proceeds Distributed
1992 Funds	$81,000,000
Whitebox Funds	$16,200,000
Pernix	$10,800,000

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Pernix Promote (Distributions Example):

A.On the Closing Date, the total Invested Amount is $100M, allocated as set forth below:

Stockholder	Debt Commitment	Equity Contribution
1992 Funds	$37,500,000	$37,500,000
Whitebox Funds	$7,500,000	$7,500,000
Pernix	$5,000,000	$5,000,000

The Company repays the Invested Amounts (and accrued interest on the Debt Commitments) and subsequently begins to make quarterly Distributions with respect to the Capital Stock in an amount of $1M per quarter.  The Distributions payable to each Stockholder would be calculated as follows:

Stockholder	Distribution
Pernix Promote ($1M * .1)	$100,000
Distribution Remaining	$900,000
1992 Funds ($900K * .75)	$675,000
Whitebox Funds ($900K *.15)	$135,000
Pernix ($900K *.10)	$90,000

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Pernix Purchase Option Example:

[***]